                                                                     EXHIBIT 3.1












              -----------------------------------------------------

                     THIRD AMENDED AND RESTATED AGREEMENT OF
                               LIMITED PARTNERSHIP

                                       OF
                       IRVINE APARTMENT COMMUNITIES, L.P.

                        (a Delaware limited partnership)

              -----------------------------------------------------










                                                        Dated as of JUNE 9, 1999

                                TABLE OF CONTENTS





                                                                                                                      Page
                                                                                                                      ----
ARTICLE 1.  DEFINED TERMS ..............................................................................................2

ARTICLE 2.  ORGANIZATIONAL MATTERS.....................................................................................16

            Section 2.1. Formation; Continuation.......................................................................16
            Section 2.2. Name .........................................................................................16
            Section 2.3. Registered Office and Agent; Principal Office.................................................16
            Section 2.4. Power of Attorney.............................................................................16
            Section 2.5. Term .........................................................................................17

ARTICLE 3.  PURPOSE ...................................................................................................17

            Section 3.1. Purpose and Business..........................................................................18
            Section 3.2. Powers .......................................................................................18
            Section 3.3. Partnership Only for Purposes Specified.......................................................18
            Section 3.4. Representations and Warranties by the Parties.................................................18

ARTICLE 4.  CAPITAL CONTRIBUTIONS......................................................................................18

            Section 4.1. Capital Contributions of the Partners.........................................................20
            Section 4.2. Additional Capital Contribution and Loans Generally...........................................20
            Section 4.3. [Reserved]....................................................................................20
            Section 4.4. Loans by Third Parties........................................................................20
            Section 4.5. Additional Funding and Capital Contributions..................................................20
            Section 4.6. [Reserved] ...................................................................................20
            Section 4.7. No Third Party Beneficiary....................................................................23
            Section 4.8. [Reserved]....................................................................................23

ARTICLE 5.  DISTRIBUTIONS .............................................................................................24

            Section 5.1. Requirements and Characterization of Distributions............................................24
            Section 5.2. Distributions in Kind.........................................................................24
            Section 5.3. Distributions Upon Liquidation................................................................25
            Section 5.4. Restricted Distributions......................................................................25
            Section 5.5. No Material Alterations.......................................................................25

ARTICLE 6.  ALLOCATIONS ...............................................................................................25

            Section 6.1. Allocations in General........................................................................25
            Section 6.2. Additional Allocation Provisions..............................................................25
            Section 6.3. Tax Allocations...............................................................................28


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
ARTICLE 7.  MANAGEMENT AND OPERATIONS OF BUSINESS......................................................................28

            Section 7.1. Management ...................................................................................28
            Section 7.2. Certificate of Limited Partnership............................................................31
            Section 7.3. Restrictions on General Partner's Authority...................................................32
            Section 7.4. Reimbursement of the General Partner; Reimbursement of Limited Partners.......................34
            Section 7.5. Outside Activities of the General Partner.....................................................35
            Section 7.6. Contracts with Affiliates.....................................................................35
            Section 7.7. Indemnification...............................................................................36
            Section 7.8. Liability of the General Partner..............................................................38
            Section 7.9. Other Matters Concerning the General Partner..................................................39
            Section 7.10. Title to Partnership Assets..................................................................40
            Section 7.11. Reliance by Third Parties....................................................................40

ARTICLE 8.  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.................................................................41

            Section 8.1. Limitation of Liability.......................................................................41
            Section 8.2. Management of Business........................................................................41
            Section 8.3. Outside Activities of Limited Partners........................................................41
            Section 8.4. Return of Capital.............................................................................41
            Section 8.5. Rights of Limited Partners Relating to the Partnership........................................42

ARTICLE 9.  BOOKS, RECORDS, ACCOUNTING AND REPORTS.....................................................................42

            Section 9.1. Records and Accounting........................................................................42
            Section 9.2. Reports ......................................................................................42

ARTICLE 10.  TAX MATTERS ..............................................................................................43

            Section 10.1. Preparation of Tax Returns; Tax Accounting...................................................43
            Section 10.2. Tax Elections................................................................................43
            Section 10.3. Tax Matters Partner..........................................................................43
            Section 10.4. Withholding..................................................................................44

ARTICLE 11.  TRANSFERS AND WITHDRAWALS; REMOVAL OF GENERAL PARTNER.....................................................44

            Section 11.1. Transfer ....................................................................................44
            Section 11.2. Transfer of General Partner's Interest.......................................................44
            Section 11.3. Limited Partners'Rights to Transfer..........................................................45
            Section 11.4. Substituted Limited Partners.................................................................46
            Section 11.5. Assignees ...................................................................................47
            Section 11.6. General Provisions...........................................................................47
            Section 11.7. Removal of General Partner...................................................................48


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
ARTICLE 12.  ADMISSION OF PARTNERS.....................................................................................49

            Section 12.1. Admission of Successor General Partner.......................................................49
            Section 12.2. Admission of Additional Limited Partners.....................................................49
            Section 12.3. Amendment of Agreement and Certificate of Limited Partnership................................50
            Section 12.4. Limit on Number of Partners..................................................................50

ARTICLE 13.  DISSOLUTION, LIQUIDATION AND TERMINATION..................................................................50

            Section 13.1. Dissolution..................................................................................50
            Section 13.2. Winding Up...................................................................................51
            Section 13.3. [Reserved]...................................................................................53
            Section 13.4. Rights of Limited Partners...................................................................53
            Section 13.5. Notice of Dissolution........................................................................53
            Section 13.6. Termination of Partnership and Cancellation of Certificate of Limited Partnership............53
            Section 13.7. Reasonable Time for Winding-Up...............................................................53
            Section 13.8. Waiver of Partition..........................................................................53

ARTICLE 14.  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS..............................................................53

            Section 14.1. Amendments...................................................................................53
            Section 14.2. Meetings of the Common Limited Partners......................................................54
            Section 14.3. Meetings of Preferred Limited Partners.......................................................54

ARTICLE 15.  GENERAL PROVISIONS........................................................................................55

            Section 15.1. Addresses and Notice.........................................................................55
            Section 15.2. Titles and Captions..........................................................................55
            Section 15.3. Pronouns and Plurals.........................................................................55
            Section 15.4. Further Action...............................................................................55
            Section 15.5. Binding Effect...............................................................................55
            Section 15.6. Waiver ......................................................................................55
            Section 15.7. Counterparts.................................................................................55
            Section 15.8. Applicable Law...............................................................................56
            Section 15.9. Entire Agreement.............................................................................56
            Section 15.10. Invalidity of Provisions....................................................................56
            Section 15.11. Certificates for Preferred Limited Partner Interests Issued to IAC Capital Trust............56


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EXHIBITS:

Exhibit A - Partners, Contributions and Partnership Interests
Exhibit B - Form of Common Limited Partner Unit Certificate
Exhibit C - Designation of Series A Preferred Limited Partner Units Exhibit D - Designation of Series B Preferred Limited Partner Units

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       IRVINE APARTMENT COMMUNITIES, L.P.



         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of June 9, 1999 is entered into by and among Irvine Apartment Communities LLC, a Delaware limited liability company, as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

                              W I T N E S S E T H:

         WHEREAS, on November 15, 1993, Irvine Apartment Communities, Inc. and The Irvine Company formed a Delaware limited partnership under the name "Irvine Apartment Communities, L.P." (the "Partnership");

         WHEREAS, effective as of December 1, 1993, (i) Irvine Apartment Communities, Inc. and The Irvine Company made additional contributions to the Partnership and admitted additional Common Limited Partners to the Partnership; and (ii) Irvine Apartment Communities, Inc., The Irvine Company and such Limited Partners entered into the Amended and Restated Agreement of Limited Partnership dated as of December 1, 1993 (the "First Amendment and Restatement");

         WHEREAS, the First Amendment and Restatement was amended by agreements dated as of April 20, 1995, July 18, 1995, August 9, 1995, March 20, 1996, May 1, 1996, June 30, 1996, February 4, 1997, July 25, 1997 and December 1, 1997 and
pursuant to certain of such amendments and agreements dated as of March 7, 1995, June 21, 1996, July 3, 1996 and July 30, 1996 certain Additional Limited Partners and Substituted Limited Partners were admitted to the Partnership as Common Limited Partners;

         WHEREAS, on January 20, 1998, the First Amendment and Restatement was amended and restated by the Second Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P., which, among other things, provided for the issuance from time to time of preferred limited partner interests in series (the "Second Amendment and Restatement");

         WHEREAS, the Second Amendment and Restatement was amended by Amendment No. 1 dated as of October 30, 1998 to the Second Amendment and Restatement (as so amended, the "Prior Agreement");

         WHEREAS, as of the date hereof the interests of the current Partners in the Partnership are as set forth in Exhibit A attached hereto;

         WHEREAS, the parties desire to amend the Prior Agreement pursuant to
Section 14.1 thereof to, among other things, (i) acknowledge the succession of Irvine Apartment Communities LLC as General Partner by virtue of its merger with Irvine Apartment Communities, Inc. and (ii) to delete certain provisions and related definitions and exhibits relating to certain events and transactions which have occurred or never will occur and which do not affect the Partnership or the distributions and allocations provided for herein on an ongoing basis; and in connection therewith to amend and restate the Prior Agreement in its entirety; and

         WHEREAS, the parties hereto desire to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act in accordance with the provisions of this Agreement, which supersedes, amends and restates the Prior Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:


                                   ARTICLE 1.

                                  DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

         "Actions" has the meaning set forth in Section 7.7.A hereof.

         "Additional Funds" has the meaning set forth in Section 4.5.A hereof.

         "Additional Limited Partner" means a Person admitted to the Partnership as either a Preferred Limited Partner or Common Limited Partner pursuant to Sections 4.5.D and 12.2 hereof and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

         "Adjustment Date" means the date of a Capital Contribution pursuant to
Section 4.5 hereof.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means Bank of America National Trust and Savings Association in its capacity as administrative agent for the Banks under the Loan Agreement.

         "Agreement" means this Third Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time, including pursuant to a Designation Instrument.

         "Apartment Community Project" means any multifamily rental apartment community, including the structure, buildings and other facilities, and any construction and improvement activities undertaken with respect thereto.

         "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith, such selection to be subject to the reasonable approval of The Irvine Company, for so long as The Irvine Company is a holder of a Common Limited Partner Interest representing at least a 10% Junior Percentage Interest, and thereafter, to the extent there is an Original Limited Partner, the Original Limited Partner holding the largest Junior Percentage Interest in the Partnership, provided that for purposes of clause (c) of the definition of Gross Asset Value, the independent third party shall be selected by the distributee if the distributee is other than the General Partner.

         "Assignee" means a Person to whom one or more Limited Partner Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 hereof.

         "Available Cash" means, with respect to any period for which such calculation is being made,

         (i) the sum, without duplication, of:

                  (a) the Partnership's Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from special allocations described in Section 6.2.B hereof),

                  (b) Depreciation and all other noncash charges or accruals to the extent deducted in determining Net Income or Net Loss for such period,

                  (c) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

                  (d) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

         (ii) less the sum, without duplication, of:

                  (a) all principal debt payments made during such period by the Partnership,

                  (b) capital expenditures made by the Partnership during such period,

                  (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(b),

                  (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

                  (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period, and

                  (f) the amount of any working capital accounts and other cash or cash equivalents which the General Partner determines to be necessary or appropriate in its sole discretion.

         Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after commencement of the dissolution, and liquidation of the Partnership.

         "Banks" means, collectively, the lenders that are or, pursuant to
Section 11.19 thereof, become party to the Loan Agreement.

         "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.2 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

                  (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.2 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it is attributable to the transferred interest.

                  (d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code
         Section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
         Section 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner's consent. The General Partner also shall make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q).

         "Capital Contribution" means, with respect to any Partner, any cash or the Gross Asset Value of any Contributed Property which such Partner contributes to the Partnership pursuant to Sections 4.1, 4.2 or 4.5 hereof or is deemed to contribute pursuant to Sections 4.5.F and 4.5.H(1) hereof, as such Gross Asset Value may be determined from time to time.

         "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Common Limited Partner" means any Person named as a Common Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Common Limited Partner in the Partnership.

         "Common Limited Partner Interest" means a Partnership Interest of a Common Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Common Limited Partners. A Common Limited Partner Interest may be expressed as a number of Partnership Units (each a "Common Limited Partner Unit"). Each Common Limited Partner Interest shall be a security governed by Division 8 of Delaware Uniform Commercial Code.

         "Consent" means the consent to or approval of a proposed action by a Partner given in accordance with Section 14.2 or Section 14.3 hereof.

         "Consent of the Common Limited Partners" means the Consent of a Majority-In-Interest of the Common Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Common Limited Partners, in their sole discretion.

         "Contributed Properties" means each Property or other asset, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

         "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; and (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof.

         "Declaration of Trust" means the Declaration of Trust of IAC Capital Trust dated as of October 31, 1997, as amended and restated by the Amended and Restated Declaration of Trust of IAC Capital Trust dated as of January 20, 1998, as such agreement may be amended, modified or restated from time to time.

         "Depreciation" means, for each Partnership Year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be in an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         "Designation Instrument" means with respect to a series of Preferred Limited Partner Interests, an instrument executed by the General Partner at the time of issuance of such series of Preferred Limited Partner Interests, setting forth the rights, powers and duties of such series as established by the General Partner pursuant to Section 4.5.F of this Agreement. The General Partner shall identify each such Designation Instrument as the next consecutively lettered Exhibit to this Agreement (the first such Designation Instruments being Exhibit C and Exhibit D hereto) and shall deliver a conformed copy thereof to each Limited Partner, provided that the failure to deliver a conformed copy to a Limited Partner shall not in any way invalidate the issuance of such series of Preferred Limited Partner Interests or give any Limited Partner any rights under this Agreement other than the right to obtain a conformed copy of such Designation Instrument.

         "Election Notice" has the meaning set forth in Section 4.5.G hereof.

         "Existing Property Partnership" means the San Rafael Apartments Limited Partnership.

         "Existing Property Partnership Interest" shall mean the interest of the Partnership as a 1% general partner and a 98% limited partner in the Existing Property Partnership.

         "Funding Debt" means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

         "Funding Notice" has the meaning set forth in Section 4.5.B hereof.

         "General Partner" means Irvine Apartment Communities LLC (formerly known as TIC Acquisition LLC), as successor to Irvine Apartment Communities, Inc., or its successor as general partner of the Partnership in its capacity as general partner of the Partnership.

         "General Partner Interest" means the Partnership Interest held by the General Partner that is the general partner interest hereunder. A General Partner Interest may be expressed as a number of Partnership Units (each a "General Partner Unit").

         "General Partner Loan" has the meaning set forth in Section 4.5.C hereof.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be (i) in the case of assets included in Exhibit A the gross fair market value of such assets as agreed by the Partners and as set forth in Exhibit A under the heading "Gross Asset Value of Contributed Property", and (ii) in the case of any other assets that are contributed to the Partnership, their gross fair market value as agreed by the General Partner, the contributing Partner and the Irvine Person, if any, holding the largest Junior Percentage Interest in the Partnership. The sub-allocation of any Gross Asset Value determined pursuant to clauses (i) or (ii) within any group of assets shall be determined by agreement of the General Partner, the contributing Partner and the Irvine Person, if any, holding the largest Junior Percentage Interest in the Partnership in accordance with the principles of Section 1060 of the Code. In any case in which the General Partner, the contributing Partner and the Irvine Person, if any, holding the largest Junior Percentage Interest in the Partnership are unable to agree as to the gross fair market value of any asset or assets such Gross Asset Value shall be determined by Appraisal in accordance with such principles.

                  (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in (i),
         (ii), (iii), (iv) or (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

                           (i) the acquisition of an additional interest in the
                  Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                           (ii) the distribution by the Partnership to a Partner
                  of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                           (iii) the liquidation of the Partnership within the
                  meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                           (iv) upon the admission of a successor General
                  Partner pursuant to Section 11.7.C hereof; and

                           (v) at such other times as the General Partner shall
                  reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                  (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided, however, if the distributee is the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

                  (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

                  (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

         "IAC Capital Trust" means IAC Capital Trust, a Delaware business trust formed pursuant to the Declaration of Trust and the Business Trust Act of the State of Delaware (12 Del. Code Section 3801 et seq.).

         "IRS" means the Internal Revenue Service.

         "Immediate Family" of any individual means, such individual's estate and heirs, spouse and children (whether natural or adoptive or by marriage) and any trust or estate, the beneficiaries of which include such Person or any of the foregoing.

         "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

         "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) its status as the General Partner, or (B) such Person's status as a director of the General Partner or an officer or employee of the Partnership or the General Partner, or (C) such Person's status as a director of The Irvine Company, (ii) other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole discretion, and (iii) any Irvine Person.

         "Initial Public Offering" means the offering of the predecessor general partner's common stock pursuant to the Form S-11 Registration Statement (No. 33-68830) filed by the General Partner with the Securities and Exchange Commission.

         "Irvine Persons" means (i) The Irvine Company and its Affiliates, (ii) Donald L. Bren and his Affiliates and Immediate Family, and any successors thereto by descent or devise and (iii) the current and future shareholders of The Irvine Company, and any Affiliates of any current and future shareholders of the Irvine Company and the Immediate Family of such shareholders.

         "Junior Partnership Interests" means the General Partner Interest and the Common Limited Partner Interests.

         "Junior Percentage Interest" means, as to the General Partner and each Common Limited Partner, its interest in the Partnership as determined by dividing, as applicable, the number of General Partner Units or Common Limited Partner Units owned by such Partner by the aggregate number of General Partner Units and Common Limited Partner Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

         "Limited Partner" means a Common Limited Partner or a Preferred Limited Partner, and "Limited Partners" means the Common Limited Partners and the Preferred Limited Partners.

         "Limited Partner Interest" means a Common Limited Partner Interest or a Preferred Limited Partner Interest, and "Limited Partner Interests" means the Common Limited Partner Interests and the Preferred Limited Partner Interests.

         "Limited Partner Units" means the Common Limited Partner Units and the Preferred Limited Partner Units.

         "Liquidating Events" has the meaning set forth in Section 13.1 hereof.

         "Liquidation Preference Amount" means with respect to any Preferred Limited Partner Interest, the amount payable with respect to such Preferred Limited Partner Interest (as established by the General Partner at the time of issuance thereof and set forth in the Designation Instrument with respect to such Preferred Limited Partner Interest made a part of this Agreement as set forth in Section 4.5.F hereof) upon the voluntary or involuntary dissolution, liquidation, winding-up or termination of the Partnership, or upon the stated maturity of such Preferred Limited Partner Interest or upon the earlier redemption of such Preferred Limited Partner Interests, as the case may be, other than in any such case any accrued and unpaid distributions payable at such time.

         "Liquidator" has the meaning set forth in Section 13.2 hereof.

         "Loan Agreement" means that certain Acquisition Term Loan Agreement dated as of March 16, 1999 among The Irvine Company, Agent and the Banks.

         "Majority-In-Interest of the Common Limited Partners" means those Common Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests of the Common Limited Partners, as a class.

         "Net Income" and "Net Loss" means, for each Partnership Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of Net Income or Net Loss shall be added to (or subtracted from) such taxable income (or loss);

                  (b) Any expenditure of the Partnership described in Code
         Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of Net Income (or Net Loss), shall be subtracted from (or added to) such taxable income (or loss);

                  (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

                  (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                  (g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any item which is specially allocated pursuant to Section 6.2 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to
         Section 6.2 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "Offering Costs" means the aggregate amounts expended by the IAC Capital Trust which related to offerings of shares of capital stock of the IAC Capital Trust, the net proceeds of which were used to make a contribution to the Partnership, to the extent that such expenses were not reimbursed by the Partnership or previously reflected in the Capital Account of the IAC Capital Trust.

         "Original Limited Partner" means (i) a Common Limited Partner who was a Partner on the Effective Date, (ii) an Affiliate of a Common Limited Partner described in clause (i) of this definition or an Irvine Person that acquires one or more Common Limited Partner Units pursuant to Section 11.3.A hereof or (iii) a Person that acquired one or more Common Limited Partner Units from an Original Limited Partner pursuant to a Pledge.

         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

         "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

         "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules and Regulations Section 1.704-2(d).

         "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash under Section 5.1 hereof with respect to a class or series of Partnership Interests.

         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Article 4 hereof. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time on behalf of the Partnership. Any such certificate may, from time to time, be simultaneously cancelled and replaced with a certificate in such revised form as the General Partner may adopt on behalf of the Partnership pursuant to the preceding sentence. Partnership Units shall be either General Partner Units, Preferred Limited Partner Units or Common Limited Partner Units and, without limitation on the authority of the General Partner set forth in Article 4 hereof, the General Partner may designate, in accordance with the provisions of this Agreement, Limited Partner Units, when issued, as Common Limited Partner Units or Preferred Limited Partner Units and may designate one of more series of Preferred Limited Partner Units.

         "Partnership Year" means the taxable year of the Partnership, which shall be the fiscal year ending December 31, until such time as the Code requires a change of the taxable year.

         "Percentage Interest" means, as to each Partner as the context may require, (i) with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or (ii) its interest in the Junior Partnership Interests determined as set forth in the definition of Junior Percentage Interest.

         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

         "Pledge" means the pledge by a Limited Partner of all or any portion of a Partnership Interest to a Person, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and the transfer of such pledged Partnership Interest to such Person in connection with the exercise of remedies under such loan or extension or credit.

         "Pledge Agreement" means that certain Pledge Agreement of even date with the Loan Agreement executed by The Irvine Company and the Investment Partnerships (as defined in the Pledge Agreement) in favor of Agent and the Banks.

         "Preferred Limited Partner" means a Person named as a Preferred Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Preferred Limited Partner in the Partnership.

         "Preferred Limited Partner Interest" means a Partnership Interest issued from time to time pursuant to Section 4.5.F of this Agreement that is designated by the General Partner at the time of its issuance as a Preferred Limited Partner Interest. In accordance with Section 4.5.F hereof, Preferred Limited Partner Interests may be issued in series with each such series having such designations, powers, preferences and relative, participating, optional or other special rights, powers and privileges, including voting and conversion rights and rights, powers and privileges senior to the General Partner Interest and the Common Limited Partner Interests as shall be determined by the General Partner at the time of issuance subject to the requirements of Section 4.5 hereof and set forth in a Designation Instrument. A Preferred Limited Partner Interest of a series may be expressed as a number of Partnership Units (each a "Preferred Limited Partner Unit").

         "Prior Agreement" has the meaning set forth in the fifth WHEREAS clause of this Agreement, which Prior Agreement is amended and restated in its entirety by this Agreement.

         "Prior Agreement Effective Date" means December 1, 1993.

         "Pro Rata Contribution" has the meaning set forth in Section 4.5.G hereof.

         "Pro Rata Participation" has the meaning set forth in Section 4.5.G hereof.

         "Property" shall mean any property or assets of the Partnership including, without limitation, any Apartment Community Project in which the Partnership or any Property Partnership, directly or indirectly, acquires ownership of a fee or leasehold interest.

         "Property Partnership" shall mean and include the Existing Property Partnership and any partnership or other entity in which the Partnership is or becomes a partner or other equity participant and which is formed for the purpose of acquiring, developing or owning a Property or a proposed Property.

         "Property Partnership Agreement" shall mean and include the partnership agreement of the Existing Property Partnership and any partnership agreement or any joint venture or other similar agreement (as any of the foregoing may be amended, modified or supplemented from to time) under which a Property Partnership is constituted or by which it is governed.

         "Property Partnership Interests" shall mean and include the Existing Property Partnership Interest and, with respect to any Property Partnership in which the Partnership becomes a partner or other equity participant after the date hereof, the interest or interests of the Partnership as a partner or other equity participant in such Property Partnership.

         "Property Trustee" shall mean the entity acting as Property Trustee under the Declaration of Trust.

         "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

         "Regulations" means the applicable income tax regulations under the Code whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 6.2.B(8) hereof.

         "REIT" means a real estate investment trust under Section 856 of the Code.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "Substituted Limited Partner" means a Person who is admitted as either a Preferred Limited Partner or Common Limited Partner to the Partnership pursuant to Section 11.4 hereof.

         "SVC" means Stonecrest Village Company, LLC, a California limited liability company.

         "Tax Item" means, with respect to each Partnership Year, each item of income, gain, loss, credit and deduction of the Partnership for purposes of the Code and the Regulations.

         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         "Transfer" means any sale, assignment, bequest, conveyance, devise, gift, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

         "Twelve-Month Period" means the twelve-month period ending on the day before the first anniversary of the Effective Date or on a subsequent anniversary thereof.

                                   ARTICLE 2.

                             ORGANIZATIONAL MATTERS

Section 2.1. Formation; Continuation. The Partnership is a limited partnership formed and continued pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement which amends and restates the Prior Agreement in its entirety as of the date hereof. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2. Name. The name of the Partnership is Irvine Apartment Communities, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner.

Section 2.3. Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is the Corporation Trust Company. The principal office of the Partnership is located at 550 Newport Center Drive, Newport Beach, California 92660 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4. Power of Attorney

         A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

            (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the

General Partner deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement;
(e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

            (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

         Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of a Limited Partner's or Assignee's Partnership Units and shall extend to a Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney, and each Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5. Term. The term of the Partnership commenced on November 15, 1993, the date the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2092, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.


                                   ARTICLE 3.

                                     PURPOSE

Section 3.1. Purpose and Business. The purpose and nature of the Partnership is
(i) to conduct the business of the ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any business permitted by clause (i), or to own interests in any entity engaged in any business permitted by clause (i) and (iii) to do anything necessary or incidental to the foregoing.

Section 3.2. Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole discretion, could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities or the Partnership, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

Section 3.3. Partnership Only for Purposes Specified. The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any Debt or other obligation of another Partner, nor shall the Partnership be responsible or liable for any Debt or other obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, Debt or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4. Representations and Warranties by the Parties

         A. Each Person that is an individual, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, as the case may be, shall represent and warrant to each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner's property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is not a "foreign person" within the meaning of Code
Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

         B. Each Person that is not an individual represents and warrants to each other Partner as a condition to becoming a Limited Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership agreement, trust agreement, charter or by-laws, as the case may be, any material agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

         C. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances except as permitted under Article 11 hereof. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

         D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and a Person's being admitted as a Substituted Limited Partner or an Additional Limited Partner pursuant to Sections 11.4 or
12.2 hereof) and the dissolution, liquidation and termination of the Partnership.

         E. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.


                                   ARTICLE 4.

                              CAPITAL CONTRIBUTIONS

Section 4.1. Capital Contributions of the Partners. At the time of the execution of this Agreement, the Capital Contributions of the Partners are as set forth in Exhibit A to this Agreement. To the extent the Partnership acquires in the future any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in an amendment to Exhibit A. Each Partner shall own Partnership Units in the amount set forth for such Partner in Exhibit A, as the same may be amended from time to time, and shall have a Percentage Interest in the Junior Partnership Interests or in a series of Preferred Limited Partnership Interests as set forth for such Partner in Exhibit A, as the same may be amended from time to time, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest.

Section 4.2. Additional Capital Contribution and Loans Generally. Except as otherwise required by law, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

Section 4.3. [Reserved].

Section 4.4. Loans by Third Parties. Subject to Section 4.5 hereof, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) from any Person upon such terms as the General Partner determines appropriate.

Section 4.5. Additional Funding and Capital Contributions

         A. General. The General Partner may, at any time and from time to time determine that the Partnership requires additional funds ("Additional Funds") for the acquisition of additional Properties or for such other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.5. Except as set forth in this Section 4.5, no Person shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest. Capital Contributions received pursuant to Section 11.7.C will not be subject to Section 4.5.A.

         B. Notice of Additional Capital Contributions. Except as provided in the last sentence of Section 4.5.G, the General Partner shall give written notice (the "Funding Notice") to the Original Limited Partners of the need for Additional Funds and the anticipated source(s) thereof.

         C. General Partner Loans. The General Partner, subject to Section 4.5.G below, may enter into a Funding Debt and lend the Additional Funds to the Partnership (a "General Partner Loan"). If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and, to the extent permitted by law, will be on the same terms and conditions, including interest rate and repayment schedule, and providing for the reimbursement of costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt. Otherwise, all General Partner Loans made pursuant to this Section 4.5 shall be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party.

         D. Additional Limited Partners. The General Partner on behalf of the Partnership may raise all or any portion of the Additional Funds by accepting additional Capital Contributions (i) in the case of cash, subject to Section 4.5.G, from any Partners or any third party or (ii) in the case of property other than cash, from any Partner and/or third parties, and either (A) in the case of Partners, increasing such Partner's Partnership Interest, or (b) in the case of a third party, admitting such third party as an Additional Limited Partner. Subject to the terms of this Section 4.5 and to the definition of Gross Asset Value, the General Partner shall determine in good faith the amount, terms and conditions of such additional Capital Contributions.

         E. [Reserved].

         F. Issuances of Additional Limited Partner Interests. In accordance with this Section 4.5, the General Partner is hereby authorized, without the consent of the Limited Partners, other than as provided in Section 7.3.D hereof or in a Designation Instrument, to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons Common Limited Partner Interests and Preferred Limited Partner Interests. Preferred Limited Partner Interests may be issued in one or more series, with such rights and powers senior to the General Partner Interest and the Common Limited Partner Interests and such other rights, powers and duties as shall be determined by the General Partner in its sole and absolute discretion subject to the Act and Delaware law and as set forth in a Designation Instrument, including, without limitation, (i) the allocations of Tax Items to Preferred Limited Partner Interests as a class or to a specific series of Preferred Limited Partner Interests, (ii) the rights of a series of Preferred Limited Partner Interests to share in Partnership distributions of Available Cash, and (iii) the rights of a series of Preferred Limited Partner Interests upon dissolution, liquidation, winding-up or termination of the Partnership, including, without limitation, the Liquidation Preference Amount with respect to such series. Upon issuance of a series of Preferred Limited Partner Interests, the Designation Instrument applicable to such series shall constitute an amendment to this Agreement and shall become a part hereof whether or not actually attached to this Agreement.

         G. Participation Rights of Partners. The Funding Notice delivered by the General Partner prior to its making or accepting (on behalf of the Partnership) any additional cash Capital Contributions pursuant to Section 4.5.A, 4.5.D or, if any Preferred Limited Partner Interests are convertible into, or exercisable or exchangeable for, Common Limited Partner Interests, 4.5.F hereof shall contain the total amount of additional Capital Contributions sought to be made to the Partnership, and the terms and conditions pertaining thereto. Except as provided in the last sentence of this Section 4.5.G, each Original Limited Partner then holding a Common Limited Partner Interest may elect to make an additional Capital Contribution not to exceed the product of
(i) the total amount of additional Capital Contributions being sought, and (ii) such Partner's Junior Percentage Interest (with such product deemed the "Pro Rata Contribution"). The Funding Notice delivered by the General Partner prior to its making any loans to the Partnership pursuant to Section 4.5.C herein shall contain the total amount of the loan to be made to the Partnership. Each Original Limited Partner then holding a Common Limited Partner Interest may elect to participate in such loan in an amount not to exceed the product of (i) the total amount of the loan, and (ii) such Limited Partner's Junior Percentage Interest (with such product deemed the "Pro Rata Participation"). Such election shall be made, if at all, by providing written notice thereof (the "Election Notice") to the General Partner within fifteen (15) days after delivery of the Funding Notice. Failure to respond to such notice shall be deemed to be an election by such Original Limited Partner not to make such Capital Contribution or participate in such loan. Such Election Notice shall contain the amount of the additional Capital Contribution or the loan participation, if any, the Original Limited Partner is to make (such additional Capital Contribution not to exceed the respective Pro Rata Contribution of such Original Limited Partner and such loan participation not to exceed the respective Pro Rata Participation of such Original Limited Partner) equal to all or any portion of its Pro Rata Contribution or Pro Rata Participation. No Original Limited Partner shall have any participation right under this Section 4.5.G in connection with the Partnership raising Additional Funds through the issuance of Preferred Limited Partner Interest to IAC Capital Trust unless such Preferred Limited Partner Interests are convertible into, or exercisable or exchangeable for, Common Limited Partner Interests and as a result no Funding Notice need be given to the Original Limited Partners in connection therewith.

         H. Percentage Interest Adjustments.

            (1) Upon the acceptance of additional cash Capital Contributions pursuant to this Section 4.5, the Percentage Interests of the Partners shall be adjusted based upon the number of Partnership Units issued in connection with such Capital Contribution. Solely for purposes of calculating the number of Partnership Units to be issued to the IAC Capital Trust in connection with a contribution to the Partnership of the net proceeds from an offering of shares of capital stock of the IAC Capital Trust, such cash Capital Contributions will be deemed to equal the cash contributed by the IAC Capital Trust plus the Offering Costs attributable to the cash contributed to the Partnership.

            (2) Upon the acceptance of additional Capital Contributions pursuant to this Section 4.5 in the form of Property other than cash, the amount of the Capital Contribution shall be equal to the Gross Asset Value of the Property contributed as of the Adjustment Date, net of any liabilities assumed by the Partnership in connection with such assets or Nonrecourse Liabilities to which such Property is subject, and the Percentage Interests of the Partners shall be adjusted based upon the number of Partnership Units issued in connection with such Capital Contribution.

            (3) Upon the acceptance of additional Capital Contributions pursuant to this Section 4.5 in the form of cash and other Property, the amount of the Capital Contribution shall be equal to the sum of (A) the amount of cash contributed on the Adjustment Date and (B) the Gross Asset Value of the Property contributed as of the Adjustment Date, net of any liabilities assumed by the Partnership in connection with such assets or Nonrecourse Liabilities to which the Property is subject, and the Percentage Interests of the Partners shall be adjusted based on the number of Partnership Units issued in connection with such Capital Contribution.

         I. Pledge of Additional Units. Notwithstanding anything contained herein to the contrary, for so long as any Obligations (as defined in the Loan Agreement) remain outstanding under the Loan Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not issue, without in each such instance first obtaining the written consent of Agent (which may be granted, denied or conditioned in Agent's sole and absolute discretion), any Preferred Limited Partner Interests or Partnership Interests (or Partnership Units therefor) unless such newly issued Preferred Limited Partnership Interests or Partnership Interests (and attendant Partnership Units) are subject to the lien and security interests of the Pledge Agreement. This Section 4.5.I is intended to be for the sole benefit of Agent and the Banks.

Section 4.6. [Reserved].

Section 4.7. No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

Section 4.8. [Reserved].


                                   ARTICLE 5.

                                  DISTRIBUTIONS

Section 5.1. Requirements and Characterization of Distributions. The General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, including, but not limited to, as a consequence of such reserves as the General Partner may deem appropriate, of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the applicable Partnership Record Date with respect to such quarter in the following order of priority:

                  (i) First, to the Preferred Limited Partners in such amount as is required for the Partnership to pay all distributions with respect to the Preferred Limited Partner Units held by such Preferred Limited Partners due or payable in accordance with the Designation Instrument or Instruments for such Preferred Limited Partner Units through the last day of such quarter (or the last day of the quarterly period set forth in such Designation Instrument or Instruments); such distributions to be made to the Preferred Limited Partners in such order of priority and with such preferences as have been established with respect to such Preferred Limited Partner Units as set forth in the Designation Instrument or Instruments; and

                  (ii) Then, to the General Partner and the Common Limited Partners in accordance with their respective Junior Percentage Interests on such Partnership Record Date.

Subject to the prior rights of holders of Preferred Limited Partner Units with respect to distributions of Available Cash, the General Partner in its sole discretion may distribute to the General Partner and the Common Limited Partners Available Cash (excluding amounts previously distributed to Preferred Limited Partners as provided above) in accordance with their Junior Percentage Interests on a more or less frequent basis and provide for an appropriate record date.

         Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution of Available Cash in respect of Junior Partnership Interests with respect to any quarter or other period until such time as the Partnership has distributed to the Preferred Limited Partners an amount sufficient to pay all distributions payable with respect to the Preferred Limited Partner Interests held by such Preferred Limited Partners in accordance with the Designation Instrument or Instruments through the last day of the most recently ended quarterly period set forth in each such Designation Instrument.

Section 5.2. Distributions in Kind. No right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole discretion but subject to the rights of Preferred Limited Partner Interests, to make a distribution in kind to the General Partner and the Common Limited Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

Section 5.3. Distributions Upon Liquidation. Proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4. Restricted Distributions. Notwithstanding any provision to the contrary contained herein, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law.

Section 5.5. No Material Alterations. For so long as any Obligations (as defined in the Loan Agreement) remain outstanding under the Loan Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not amend, modify or revise the provisions of this Article 5 concerning distributions to the Common Limited Partners in any manner materially adverse to the Banks without, in each such instance, first obtaining the written consent of Agent, which may be granted, denied or conditioned in Agent's sole and absolute discretion. This Section 5.5 is intended to be for the sole benefit of Agent and the Banks.

                                   ARTICLE 6.

                                   ALLOCATIONS

Section 6.1. Allocations in General. Except as otherwise provided in this
Article 6, and subject to Section 11.6.C, Net Income and Net Loss will be allocated to each of the Partners at the end of each calendar month using the interim closing of the books method and taking into account varying interests in accordance with the greater part of the month convention consistent with Section 11.6.C.

Section 6.2. Additional Allocation Provisions

         A. Special Allocations

         For each Partnership Year there shall be a special allocation to the Original Limited Partners (other than SVC and any Person (including the Members of SVC) to whom SVC Transfers its Common Limited Partner Interests) which when added to amounts allocated under Section 6.1 and 6.3.B will result in a total allocation to such Original Limited Partners of (i) all remaining low-income housing tax credits of the Existing Property Partnership, determined solely by reference to the adjusted tax basis of the assets of the Existing Property Partnership at June 30, 1995, allocated to the Partnership with respect to the Existing Property Partnership Interest and (ii) all Depreciation allocated to the Partnership with respect to the Existing Property Partnership Interest determined solely by reference to the adjusted tax basis of the assets of the Existing Property Partnership at June 30, 1995; it being understood that any additional low-income housing tax credits becoming available to the Existing Property Partnership, and any additional Depreciation resulting from increases to the adjusted tax basis of the assets of the Existing Property Partnership, in each case from and after July 1, 1995, shall not be subject to the special allocation provided for in this clause (3). Except as provided in this Section 6.2.A, Depreciation shall be allocated in accordance with Section 6.1 and 6.3.B.

         B. Regulatory Allocations

         Notwithstanding the foregoing provisions of this Article 6:

            (1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2.B(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

            (2) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.2.B(1) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner

Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2.B(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

            (3) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partners in accordance with their Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be allocated to each Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

            (4) Qualified Income Offset. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this
Section 6.2.B(4) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.2.B(4) were not in the Agreement. It is intended that this Section 6.2.B(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            (5) Gross Income Allocation. If any Partner has a deficit Capital Account at the end of any Partnership Year which is in excess of the sum of (1) the amount (if any) such Partner is obligated to restore to the Partnership, and
(2) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible to eliminate such deficit, provided that an allocation pursuant to this Section 6.2.B(5) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this
Article 6 have been tentatively made as if this Section 6.2.B(5) and Section 6.2.B(4) were not in the Agreement.

            (6) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Net Loss shall be reallocated among the other Partners in accordance with their respective Partnership Interests, subject to the limitations of this Section 6.2.B(6).

            (7) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4) to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their Percentage Interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

            (8) Curative Allocation. The allocations set forth in Sections 6.2.B(1), (2), (3), (4), (5), (6) and (7) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2.A, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

         C. Excess Nonrecourse Liability Allocation. For purposes of determining a Partner's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Sections 1.752-3(a)(3), each Partner's interest in Partnership profits shall be such Partner's Common Percentage Interest.

         D. Priority Allocation With Respect to Preferred Limited Partner Interests. Notwithstanding any other provision of this Agreement, for each Partnership Year, Partnership gross income shall be specially allocated to the Preferred Limited Partners in an amount equal to the distributions received by the Preferred Limited Partners pursuant to Section 5.1(i) hereof for such Partnership Year (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Limited Partner Interest).

         E. Special Allocation in Year of Terminating Capital Transaction. Notwithstanding Section 6.1, but subject to the other provisions of this Article 6, Net Income (or if necessary, items of Partnership gross income) arising in the year of a Terminating Capital Transaction shall be specially allocated to the IAC Capital Trust in an amount equal to the Offering Costs, to the extent the IAC Capital Trust's Capital Account has not previously been adjusted to account for such amounts.

Section 6.3. Tax Allocations

         A. In General. Except as otherwise provided in this Section 6.3, for income tax purposes each Tax Item shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2 hereof.

         B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding
Section 6.3.A above, Tax Items with respect to Property of the Partnership that is contributed to the Partnership with a Gross Asset Value that differs from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code to the extent of such difference and thereafter in accordance with Section 6.3.A. The General Partner shall make allocations in accordance with the traditional method of accounting with respect to gain on such property if the Regulations under Section 704(c) of the Code are applicable to the Contributed Properties of the Partnership.


                                   ARTICLE 7.

                      MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1. Management

         A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

            (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit IAC Capital Trust (so long as IAC Capital Trust qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit IAC Capital Trust to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

            (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof), provided that, in the event of any sale, exchange, disposition or other transfer of any Property of the Partnership, or the merger or other combination of the Partnership with or into another entity, the Partnership shall no later than the end of the calendar quarter in which such sale, exchange, disposition, other transfer, merger or combination becomes a taxable event to the General Partner or any of the Common Limited Partners effect a distribution of cash pro rata by Junior Percentage Interests, in addition to any other distribution with respect to the Junior Partnership Interests, in an amount such that the pro rata share thereof received by each such Partner shall equal or exceed the total liability of such Partner for federal, state and local income and franchise taxes resulting from such sale, exchange, disposition, other transfer, merger or combination and from such distribution as determined in accordance with the books and records of the Partnership (which determination will be conclusive and binding absent manifest error).

            (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries;

            (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

            (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

            (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

            (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

            (9) the collection and receipt of revenues and income of the Partnership;

            (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership or the General Partner (including, without limitation, employees designated as officers having titles such as "president", "vice president", "secretary" and "treasurer" of the Partnership, any division of the

Partnership or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, any division of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

            (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

            (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

            (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

            (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

            (16) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

            (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

            (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

            (19) the issuance of additional Partnership Units as appropriate in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof.

         B. Except as provided in Section 7.3 hereof, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. At all times from and after the Prior Agreement Effective Date, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

         D. At all times from and after the Prior Agreement Effective Date, the General Partner may cause the Partnership to establish and maintain any and all reserves, working capital accounts and other cash or cash equivalents in such amounts as the General Partner, in its sole discretion, deems appropriate and reasonable from time to time.

         E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. Except as otherwise provided in the Declaration of Trust and Section 7.4.D hereof, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

Section 7.2. Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware, the State of

California, and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

Section 7.3. Restrictions on General Partner's Authority

         A. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

            (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

            (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

            (3) admit a Person as a Partner, except as otherwise provided in this Agreement; or

            (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

         B. The General Partner shall not, without the prior Consent of the Common Limited Partners, undertake any of the following actions or enter into any transaction which would have the effect of such transactions:

            (1) except as provided in Sections 7.3.C and 7.3.D, hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, or withdrawal of partners pursuant to Articles 11 and 12 hereof;

            (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

            (3) institute any proceeding for bankruptcy on behalf of the Partnership; or

            (4) subject to the rights of Transfer provided in Section 11.2 hereof, Transfer the Partnership Interest of the General Partner including through any merger, consolidation or liquidation of the General Partner, or admit into the Partnership any successor General Partners.

         C. Notwithstanding Section 7.3.B hereof, the General Partner shall have the power, without the Consent of any Limited Partners, to amend this Agreement (including a Designation Instrument) as may be required to facilitate or implement any of the following purposes:

            (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

            (2) to reflect the admission, substitution, or withdrawal of Partners in accordance with this Agreement, and to amend Exhibit A to the Agreement in connection with such admission, substitution or withdrawal;

            (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

            (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

            (5) to reflect such changes as are reasonably necessary for IAC Capital Trust to maintain status as a REIT;

            (6) to modify the manner in which Capital Accounts are computed but only to the extent set forth in the definition of "Capital Account"; and

            (7) to set forth in a Designation Instrument the rights, powers and duties of holders of Preferred Limited Partnership Interests issued pursuant to
Section 4.5.F hereof, subject to the rights set forth in the Designation Instrument of any outstanding series of Preferred Limited Partner Units.

         The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

         D. Notwithstanding Sections 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Common Limited Partner adversely affected and each Preferred Limited Partner materially and adversely affected in each case if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5,
Article 10 or Section 7.1.A(3) hereof or the allocations specified in Article 6 (except in any such case as permitted pursuant to Section 4.5 and Section 7.3.C(3) or (7)), (iv) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (v) amend this Section 7.3.D, provided that (1) with respect to the foregoing clause (iii), the Consent of each Preferred Limited Partner materially and adversely affected by such amendment or action shall only be required if the applicable Designation Instrument or Instruments require such unanimous Consent and, if not so required by such Designation Instrument or Instruments, then such amendment or action shall only require the approval of such percentage of Preferred Limited Partner Interests as shall be set forth in the applicable Designation Instrument or Instruments, (2) only the Consent of Common Limited Partners shall be required under clause (iv) above, and (3) with respect to clause (v) above, the Consent of Preferred Limited Partners shall be required only if the amendment to this

Section 7.3.D materially and adversely affects the rights, powers and duties of the Preferred Limited Partner Interests. Further, no amendment may alter the restrictions on the General Partner's authority set forth in this Section 7.3 without the appropriate consent.

         E. For so long as the Common Limited Partner Interests of all of the Common Limited Partners of the Partnership equal, in the aggregate, not less than ten percent (10%) of the aggregate Junior Partnership Interests, the General Partner shall not, without the prior Consent of the Common Limited Partners, undertake, on behalf of the Partnership, any of the following actions:

            (1) Agree to or consummate any merger, consolidation, reorganization or other business combination to which the Partnership is a party, in each case resulting in the disposition by the then Common Limited Partners and Assignees of all outstanding Common Limited Partner Interests and interests of Assignees therein in consideration for (a) cash, (b) debt instruments or other evidences of indebtedness, (c) other securities issued by a corporation, partnership or other entity, other than (i) the General Partner, (ii) the Partnership or (iii) any entity at least 80% of the total assets of which (on the basis of market value) are comprised of assets which, immediately prior to such transaction, were assets of the Partnership, or (d) any combination of the consideration described in (a), (b) and/or (c) above.

            (2) Sell or otherwise transfer all or substantially all of the assets of the Partnership.

         F. [Reserved].

         G. Except as provided in Section 7.3.D or in a Designation Instrument with respect to a series of Preferred Limited Partner Interests and except as otherwise required by the Act or Delaware law, the Preferred Limited Partners shall have no right to act, approve, consent or vote on any matter or any action (or inaction) by the General Partner pursuant to its authority under this Agreement.

         H. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform any and all agreements (including, without limitation, the Declaration of Trust and the underwriting agreement) referred to in or contemplated by the registration statement on Form S-11 (Nos. 333-39405 and 333-39405-01) of IAC Capital Trust and the Partnership and any future registration statement filed by IAC Capital Trust with the Securities and Exchange Commission with respect to the issuance of preferred securities of IAC Capital Trust, without any further act, vote, consent or approval of any Partner notwithstanding any other provisions of this Agreement.

Section 7.4. Reimbursement of the General Partner; Reimbursement of Limited Partners

         A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not receive payments from the Partnership or be compensated for its services as general partner of the Partnership.

         B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its reasonable discretion, for all of its expenses including, without limitation, (i) expenses relating to the ownership of interests in and operation of, or for the benefit of, the Partnership, (ii) compensation of its officers and employees, and (iii) director fees and expenses, provided that, the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof. Notwithstanding anything contained herein to the contrary, the General Partner shall not be reimbursed by the Partnership for any transaction costs it may incur in connection with the sale or transfer of its General Partner interest in the Partnership.

         C. Any Limited Partner that incurs an expense attributable to a property tax or assessment imposed upon a geographic land area, including, but not limited to, any variable rate assessment, that includes a Contributed Property may submit a request for reimbursement to the General Partner that states the total amount of the property tax or assessment imposed upon the area and an apportionment, in accordance with the requirements of local law, of such property tax or assessment to the Contributed Property located within the area. The Limited Partner shall include with such request a copy of a receipt evidencing payment of the property tax or assessment. The General Partner shall reimburse the Limited Partner for such amount within five (5) days of receipt of the request for reimbursement.

         D. To the extent not previously paid by the Partnership pursuant to the Declaration of Trust, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its reasonable discretion, for all amounts incurred by it and payable by the Partnership pursuant to the Declaration of Trust. Such amounts shall include the amount of any underwriting discounts and commissions and other issuance costs incurred by the General Partner or IAC Capital Trust, as the case may be, in connection with the issuance of preferred stock of the General Partner or preferred securities of IAC Capital Trust, as long as the gross proceeds from such offering are concurrently contributed to the Partnership in exchange for Preferred Limited Partner Interests. Such amounts shall be treated as incurred on behalf of the Partnership and as an expense of the Partnership.

Section 7.5. Outside Activities of the General PartnerThe General Partner may engage in such activities outside its duties as general partner as it deems fit in its absolute discretion.

Section 7.6. Contracts with Affiliates

         A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         B. Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole discretion, believes are advisable.

         C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

         D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole discretion, believes are advisable.

         E. The General Partner on its own behalf and on behalf of the Partnership may enter into and perform its and the Partnership's obligations under the Declaration of Trust and take all actions permitted to be taken by it thereunder and such additional actions as are incidental thereto and may acquire and own securities of IAC Capital Trust.

Section 7.7. Indemnification

         A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, provided that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law, or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section
7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

         B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

         D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

         F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8. Liability of the General Partner

         A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its officers or directors shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner or such officer or director acted in such cases in good faith.

         B. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

         C. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's, and its officers' and directors', liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         D. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partners shall be limited to the interest of that Partner in the Partnership. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

         E. To the extent that, at law or in equity, a Limited Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Partners, the Limited Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Limited Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Limited Partner.

         F. Whenever in this Agreement a Limited Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the Limited Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the other Partners or (ii) in its "good faith" or under another express standard, the Limited Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

         G. Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partner shall be required to make such decision in good faith after taking into consideration the interests of the Partners or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

Section 7.9. Other Matters Concerning the General Partner

         A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of IAC Capital Trust to continue to qualify as a REIT or (ii) to avoid IAC Capital Trust's incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10. Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8.

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS


Section 8.1. Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.4 hereof, or under the Act.

Section 8.2. Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3. Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4. Return of Capital. Except as provided in a Designation Instrument, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement (including pursuant to a Designation Instrument), no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Preferred Limited Partner Units of a series shall be redeemed only in accordance with a Designation Instrument relating thereto.

Section 8.5. Rights of Limited Partners Relating to the Partnership

         In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon written demand:

            (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, as amended;

            (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year and the tax work papers prepared in connection with such returns;

            (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

            (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

                                   ARTICLE 9.

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1. Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5 or 9.2 hereof. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate.

Section 9.2. Reports

         A. As soon as practicable, but in no event later than ninety (90) days after the close of the last fiscal quarter of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner, an annual report containing financial statements of the Partnership for the Partnership Year, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for the twelve month period ending December 31, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

         B. As soon as practicable, but in no event later than forty five (45) days after the close of each fiscal quarter (except the last fiscal quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate. At the request of any Limited Partner, the General Partner agrees to provide access to the books, records and work papers upon which the reports in this Section 9.2. are based.

                                   ARTICLE 10.

                                   TAX MATTERS

Section 10.1. Preparation of Tax Returns; Tax Accounting. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, on or before April 15 of each year (for so long as the Partnership Year is the fiscal year ending December 31) the tax information, in draft or final form, reasonably required by Limited Partners for federal and state income tax reporting purposes and thereafter within fifteen
(15) days of the end of the Partnership Year. In the event that the General Partner delivers such information in draft form, the General Partner shall use its best efforts to ascertain that any information that would be used by any Partner for information reporting purposes is accurate and complete. At the request of any Limited Partner, the General Partner agrees to provide access to the books, records and work papers upon which the reports in this Section 10.1. are based and to provide access to financial and income tax data necessary for the Limited Partners to determine quarterly estimated income tax payments required to be paid by the Limited Partners.

Section 10.2. Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The General Partner shall make the election under
Section 754 of the Code in accordance with applicable Regulations thereunder. The General Partner shall elect, and shall file such returns and amended returns, as necessary, in a manner consistent with the use of the recurring item method of accounting provided under Section 461(h) of the Code with respect to property taxes imposed on the Property of the Partnership, including causing the applicable property taxes to be paid prior to the date provided under Section 461(h) for purposes of economic performance. The General Partner shall have the right to seek to revoke any such election (excluding the elections under Sections 461(h) and 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Partners.

Section 10.3. Tax Matters Partner. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns, including, without limitation any subsequent audit or litigation with respect to such return, provided the filing of such returns shall be in the sole discretion of the General Partner, provided, however, that the Original Limited Partners shall have the right, at their own expense, to contest any adjustment and approve any settlement in connection with an item that was allocated to them pursuant to Section 6.2.A.

Section 10.4. Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including without limitation any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner pursuant to Article 5 hereof.


                                   ARTICLE 11.

              TRANSFERS AND WITHDRAWALS; REMOVAL OF GENERAL PARTNER

Section 11.1. Transfer

         A. The term "Transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person.

         B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

Section 11.2. Transfer of General Partner's Interest

         A. The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner except as provided in Sections 11.2.B and 11.2.C hereof.

         B. The General Partner shall not withdraw from the Partnership and shall not Transfer, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Common Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Common Limited Partners and otherwise in accordance with the provisions of this Section 11.2.B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any such Transfer that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Common Limited Partners.

         C. Subject to the consent requirement in Section 7.3 hereof, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the General Partner Units held by the General Partner are contributed to the Partnership as a Capital Contribution in exchange for the General Partner Units.

Section 11.3. Limited Partners' Rights to Transfer

         A. A Limited Partner shall have the right to transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of
Section 11.6 hereof and, in the case of Preferred Limited Partner Interests owned by IAC Capital Trust, 11.3.E hereof; provided that, any Transfer of a Partnership Interest shall be made only to a Qualified Transferee. Notwithstanding the foregoing provisions of this Section 11.3, any Original Limited Partner may, at any time, without the consent of the General Partner,
(i) Transfer all or any portion of its Partnership Interest to an Affiliate or to an Irvine Person, subject to the provisions of Section 11.6 hereof and (ii) Pledge any portion of its Partnership Interest. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Limited Partner of its obligations under this Agreement without the approval of the General Partner, in its sole discretion. Any transferee shall take subject to the obligations of the transferor hereunder, but such transferee shall not be liable for the obligations of the transferor under Section 17-607 of the Act. Until admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

         B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservatory or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners of the same class or series, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. In connection with any Transfer, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

         D. No Transfer by a Limited Partner of its Partnership Interests (including any acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or
(ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

         E. In addition to the restrictions on Transfer set forth in this
Section 11.3 and in Section 11.6 and notwithstanding anything to the contrary contained in this Agreement, no Preferred Limited Partner Interest of any series owned by IAC Capital Trust may be Transferred except in accordance with the Designation Instrument creating such series.

         F. [Reserved].

         G. [Reserved].

Section 11.4. Substituted Limited Partners

         A. Each Limited Partner shall, pursuant to the provisions of 11.3, have the right to Transfer all or a portion of its Partnership Interest to any Person, subject in the case of Preferred Limited Partner Interests owned by IAC Capital Trust to Section 11.3.E. Upon satisfaction of the conditions provided under Section 3.4 and Section 11.3 and upon furnishing to the General Partner
(i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner, the General

Partner shall promptly admit such transferee of the interest of a Limited Partner as a Substituted Limited Partner.

         B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Limited Partner Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5. Assignees. Until such time as a transferee has been admitted as a Substituted Limited Partner pursuant to Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Limited Partner Units assigned to such transferee, but shall not be deemed to be a holder of Limited Partner Units for any other purpose under this Agreement, and shall not be entitled to vote such Limited Partner Units in any matter presented to the Limited Partners of the same class or series for a vote (such Limited Partner Units being deemed to have been voted on such matter in the same proportion as all other Limited Partner Units held by Limited Partners of the same class or series are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Limited Partner Units.

Section 11.6. General Provisions

         A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Limited Partner Units in accordance with this Article 11.

         B. Any Limited Partner who shall Transfer all of his Limited Partner Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Limited Partner Units as Substituted Limited Partners. Similarly, any Preferred Limited Partner whose Preferred Limited Partner Units of a series are redeemed in full or paid in full upon the stated maturity thereof, in each case, in accordance with the Designation Instrument applicable to such series of Partnership Units shall cease to be a Preferred Limited Partner insofar as such series is concerned.

         C. If any Partnership Unit is Transferred during any quarterly segment of the Partnership Year in compliance with the provisions of this Article 11, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner, and to the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section

706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a transfer occurs shall be allocated to the transferor Partner, if such transfer occurs before the fifteenth day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer or assignment shall be made to the transferor Partner and all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

         D. In addition to any other restriction on transfer herein contained, in no event may any transfer or assignment of a Partnership Interest by any Partner (including any acquisition of Partnership Units by the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest, (iv) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes; (v) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vi) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;
(vii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws other than in connection with the issuance of preferred securities of IAC Capital Trust;
(viii) if such transfer requires the Partnership to become a reporting company under the Securities Exchange Act of 1934; or (ix) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

Section 11.7. Removal of General Partner

         A. The General Partner may not be removed as general partner except as provided in this Section 11.7. The General Partner may be removed upon the affirmative vote of Common Limited Partners holding 50% or more of the issued and outstanding Common Limited Partner Interests if such removal is for cause. As used in this Section 11.7, "cause" means an act or omission undertaken with deliberate intent to cause injury to the Partnership, constituting actual fraud, actual bad faith or willful misconduct on the part of the General Partner or an act or omission of gross negligence. The right to remove the General Partner shall not exist or be exercised unless such action for removal also provides for the election of a new general partner. Such removal shall be effective immediately subsequent to the admission of the successor General Partner pursuant to Article 12 hereof.

         B. Upon the removal of the General Partner, the departing General Partner shall become a Common Limited Partner, and its General Partner Interest shall be converted automatically into a Common Limited Partner Interest, without any reduction in the departing General Partner's Junior Percentage Interest (subject to proportionate dilution by reason of the admission of its successor).

         This Agreement shall be amended to reflect any event described in this
Section 11.7, and any successor General Partner covenants so to amend this Agreement and the Certificate, as required.

         C. The successor to the departing General Partner shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution, shall be at least equal to the amount, if any, required by any applicable law.

         D. The removal of the General Partner pursuant to this Section 11.7 will not relieve the Partnership from any of its debts or other obligations to the departing General Partner, including, without limitation, reimbursement obligations under Section 7.4 or its obligations under Section 7.7, arising prior to the removal of the departing General Partner.

                                   ARTICLE 12.

                              ADMISSION OF PARTNERS

Section 12.1. Admission of Successor General Partner. A successor to all of the General Partner Interest pursuant to Section 11.2.B hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. A successor to a General Partner removed pursuant to Section 11.7 shall be admitted to the Partnership as the successor General Partner effective upon satisfaction of the condition specified in Section 11.7.C. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2. Admission of Additional Limited Partners

         A. A Person who makes a Capital Contribution to the Partnership on or after the date hereof in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner by the General Partner, without the consent of any other Partner, only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

         B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3. Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4. Limit on Number of Partners. No Person shall be admitted to the Partnership as an additional Partner if the effect of such admission would be to cause the Partnership to have more than 500 Partners, including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, subchapter S corporation or a grantor trust, or otherwise cause the Partnership to become a reporting company under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 13.

                    DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1. Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal or removal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

         A. the expiration of its term as provided in Section 2.5 hereof;

         B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after the event of withdrawal (i) all the Common Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event of withdrawal, of a successor General Partner; and (ii) more than fifty percent (50%) of the aggregate Liquidation Preference Amount of all series of Preferred Limited Partner Units then outstanding voting together as a single class agree to continue the business of the Partnership either in writing or by vote at a meeting of Preferred Limited Partners held in accordance with Section 14.3 and to the appointment, effective as of the date of such event of withdrawal, of a successor General Partner;

         C. an election to dissolve the Partnership made by the General Partner, subject to the Consent of the Common Limited Partners;

         D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

         or

         E. the sale of all or substantially all of the assets and properties of the Partnership.

         Section 13.2. Winding Up

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by the Common Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests of the Common Limited Partners or, in the event there is no remaining General Partner or Common Limited Partner, any Person elected by the Preferred Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests of the Preferred Limited Partners voting as one class (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

            (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners (whether by payment or the making of reasonable provision for payment thereof);

            (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof);

            (3) Third, to the satisfaction of all of the Partnership's debts and liabilities to the other Partners (whether by payment or the making of reasonable provision for payment thereof);

            (4) Fourth, to the Preferred Limited Partners, the applicable Liquidation Preference Amount plus accrued and unpaid distributions in accordance with the terms of the applicable Designation Instrument(s); and

            (5) The balance, if any, to the General Partner and Common Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

         The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4 hereof.

         B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         C. If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. A pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

Section 13.3. [Reserved].

Section 13.4. Rights of Limited Partners. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement (including pursuant to any Designation Instrument or Instruments), no Limited Partner shall have priority over any other Partner as to the return of his Capital Contributions, distributions, or allocations.

Section 13.5. Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

Section 13.6. Termination of Partnership and Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7. Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.8. Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14.

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1. Amendments. Subject to Section 14.3, Amendments to this Agreement may be proposed by the General Partner or by a Majority-In-Interest of the Common Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Common Limited Partners. The General Partner shall seek the written vote of the Common Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 7.3.B, 7.3.C or 7.3.D hereof, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Common Limited Partners.

Section 14.2. Meetings of the Common Limited Partners

         A. Meetings of the Common Limited Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority-In-Interest of the Common Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Common Limited Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Common Limited Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Common Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Common Limited Partners or may be given in accordance with the procedure prescribed in Section 14.2.B hereof.

         B. Any action required or permitted to be taken at a meeting of the Common Limited Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Common Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Common Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. Each Common Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Common Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Common Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Unless otherwise provided therein, every proxy shall be revocable at the pleasure of the Common Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Common Limited Partner executing such proxy.

         D. Each meeting of Common Limited Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in his sole discretion. Without limitation, meetings of Common Limited Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time, and as part of, meetings of the shareholders of the General Partner.

Section 14.3. Meetings of Preferred Limited Partners. In the event that the vote or consent of the holders of Preferred Limited Partner Interests (or any series thereof) is required pursuant to this Agreement (including pursuant to a Designation Instrument) such vote or consent may be obtained at a meeting of Preferred Limited Partners or by written consent. The provisions of

Section 14.2 hereof shall apply to any such meeting or written consent to the extent practicable in which case all references in such Section to Common Limited Partners shall mean the Preferred Limited Partners as a class or the Preferred Limited Partners holding the applicable series of Preferred Limited Partner Interests, as shall be applicable to such vote or consent.


                                   ARTICLE 15.

                               GENERAL PROVISIONS

Section 15.1. Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

Section 15.2. Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

Section 15.3. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.7. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.8. Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.9. Entire Agreement. This Agreement contains all of the understandings and agreements between the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

Section 15.10. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10.1. [Reserved].

Section 15.11. Certificates for Preferred Limited Partner Interests Issued to IAC Capital Trust. Unless otherwise permitted pursuant to the terms of the Declaration of Trust, legal title to all Preferred Limited Partner Units issued to IAC Capital Trust shall be vested in, the Preferred Limited Partner Units shall be held of record in the name of, and the certificate or certificates representing such Preferred Limited Partner Units shall be registered in the name of, the Property Trustee.



                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.

                                GENERAL PARTNER:
                                IRVINE APARTMENT COMMUNITIES LLC,
                                a Delaware limited liability company

                                By:        /s/  MICHAEL D. McKEE
                                   --------------------------------------------
                                   Name:   Michael D. Mckee
                                   Title:  Executive Vice President

                                By:        /s/ RICHARD PIANIN
                                   --------------------------------------------
                                   Name:   Richard Pianin
                                   Title:  Senior Vice President


                                COMMON LIMITED PARTNERS:


                                THE IRVINE COMPANY


                                By:                     *
                                   --------------------------------------------
                                   Name:
                                   Title:


                                R.S.J. ASSOCIATES,
                                a California limited partnership

                                By:  The Irvine Company,
                                     its general partner


                                      By:               *
                                          -------------------------------------
                                          Name:
                                          Title:

                                WOODBRIDGE WILLOWS ASSOCIATES,
                                a California limited partnership

                                By:   The Irvine Company,
                                      its general partner


                                      By:               *
                                          -------------------------------------
                                          Name:
                                          Title:


                                TIC INVESTMENT COMPANY A,
                                a California general partnership


                                By:   The Irvine Company,
                                      a general partner


                                      By:               *
                                          -------------------------------------
                                          Name:
                                          Title:


                                TIC INVESTMENT COMPANY B,
                                a California general partnership


                                By:   The Irvine Company,
                                      a general partner


                                      By:               *
                                          -------------------------------------
                                          Name:
                                          Title:

                                TIC INVESTMENT COMPANY C,
                                a California general partnership

                                By:   The Irvine Company,
                                      a general partner


                                      By:               *
                                          -------------------------------------
                                          Name:
                                          Title:


                                TIC INVESTMENT COMPANY D,
                                a California general partnership

                                By:   The Irvine Company,
                                      a general partner


                                      By:               *
                                          -------------------------------------
                                          Name:
                                          Title:


                                STONECREST VILLAGE COMPANY, LLC,
                                a California limited liability company

                                By:   California Pacific Homes,
                                      a California corporation
                                      its Managing Member


                                      By:               *
                                          -------------------------------------
                                          Name:
                                          Title:

                                PREFERRED LIMITED PARTNERS:

                                IAC CAPITAL TRUST,
                                a Delaware business trust


                                By:                     *
                                   --------------------------------------------
                                   David A. Patty, not in his individual
                                   capacity but solely in his capacity as a
                                   trustee of IAC Capital Trust


                                GOLDMAN SACHS 1998 EXCHANGE PLACE FUND, L.P., a Delaware limited partnership

                                By: Goldman Sachs Management Partners, L.P.,
                                    a Delaware limited partnership,
                                    its General Partner


                                       By:              *
                                          -------------------------------------
                                          Name:
                                          Title:

                                * By:  IRVINE APARTMENT COMMUNITIES LLC,
                                       a Delaware limited liability company,
                                       as Attorney-In-Fact for each of
                                       the Limited Partners


                                       By:         /s/ MICHAEL D. McKEE
                                          -------------------------------------
                                          Name:  Michael D. McKee
                                          Title: Executive Vice President


                                      By:        /s/ RICHARD PIANIN
                                          -------------------------------------
                                          Name:  Richard Pianin
                                          Title: Senior Vice President

                                    EXHIBIT A
                           PARTNERS, CONTRIBUTIONS AND
                              PARTNERSHIP INTERESTS



                                         CASH            GROSS ASSET VALUE OF                          NUMBER OF       PERCENTAGE
NAME AND ADDRESS OF PARTNER         CONTRIBUTION (1)    PROPERTY CONTRIBUTED     TOTAL PROPERTY (1)     UNITS (2)     INTEREST (10)
                                    ----------------    ---------------------   -----------------      ----------     ------------
GENERAL PARTNER

IRVINE APARTMENT COMMUNITIES LLC     $345,600,033.58(3)                  0      $  345,600,033.58      20,175,893(3)     44.634139%
550 Newport Center Drive
Newport Beach, CA 92660

COMMON LIMITED PARTNERS

THE IRVINE COMPANY                                 0           885,022,698(4)         885,022,698      17,377,523(4)     38.443442%
550 Newport Center Drive
Newport Beach, CA 92660

R.S.J. ASSOCIATES                                  0            27,286,000             27,286,000         535,000         1.183554%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

WOODBRIDGE WILLOWS ASSOCIATES                      0             9,989,000              9,989,000         609,000         1.347261%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY B                           0            17,075,000             17,075,000         478,162(5)      1.057814%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY A              $24,500,126.25(6)                  0          24,500,126.25(6)    1,502,105(6)      3.323033%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY C               67,426,907.33(7)                  0          67,426,907.33(7)    3,034,105         6.712202%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY D                           0            33,974,000             33,974,000       1,185,333(8)      2.622254%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

STONECREST VILLAGE COMPANY LLC(9)                  0             9,475,000              9,475,000         305,707         0.676301%
c/o California Pacific Homes
38 Executive Park, Suite 200
Irvine, CA 92614

Subtotal                             $437,527,067.16         $ 982,821,698      $   1,420,348,765         819,763      100.0000000%

                                         CASH            GROSS ASSET VALUE OF                          NUMBER OF       PERCENTAGE
NAME AND ADDRESS OF PARTNER         CONTRIBUTION (1)    PROPERTY CONTRIBUTED     TOTAL PROPERTY (1)     UNITS (2)     INTEREST (10)
                                    ----------------    ---------------------   -----------------      ----------     ------------
PREFERRED LIMITED PARTNERS

IAC CAPITAL TRUST(11)                $150,000,000.00                     0      $  150,000,000.00         6,000,000
c/o Irvine Apartment Communities
LLC
550 Newport Center Drive
Newport Beach, CA  92660
Series A Preferred
Limited Partner Units 100%

GOLDMAN SACHS 1998 EXCHANGE PLACE    $ 50,000,000.00                     0      $   50,000,000.00         2,000,000
FUND, L.P.(12)
c/o Goldman Sachs & Company
One New York Plaza
New York, NY  10004
Series B Preferred
Limited Partner Units 100%

TOTAL                                $587,527,067.16         $ 982,821,698      $1,570,348,765.16               N/A              N/A


(1)   These amounts constitute the agreed value for purposes of the Act.

(2) Except with respect to the Common Limited Partner Units referred to in Notes 5, 6 and 8, the 51,345;1,756 and 232,333 General Partner Units referred to in Note 3, and the 40,905 Common Limited Partner Units referred to in Note 7, Common Limited Partner Units were allocated in accordance with the net asset value of the property contributed by each Partner.

(3) All of which was contributed by Irvine Apartment Communities, Inc., predecessor in interest to Irvine Apartment Communities LLC, and of which $193,602,600 was contributed in connection with the December 1993 initial public offering of 11,800,000 REIT Shares (the term "REIT Shares" shall have the same meaning assigned to such term in the Prior Agreement), $84,378,375 was contributed in connection with the August 1995 offering of 5,175,000 REIT Shares, $30,000,337.50 was contributed in connection with the July 1996 offering of 1,490,700 REIT Shares, $29,969,000 was contributed in connection with the February 1997 offering of 1,150,000 REIT Shares, $6,170,093.9375 was deemed contributed pursuant to Sections 4.6.B and 4.5.H for 232,333 REIT Shares, $1,428,415.2675 was deemed contributed pursuant to Section 4.8.A(3) of the Prior Agreement for 51,345 REIT Shares and $51,211.875 was deemed contributed pursuant to Section 4.8.B(2) of the Prior Agreement for 1,756 REIT Shares.

(4) Includes $65,898,000 gross asset value of property contributed by five original limited partners which limited partners were liquidated on June 30, 1995. The 1,359,000 Common Limited Partner Units owned by such limited partners were transferred to The Irvine Company in connection with such liquidation. Also includes $37,605,000 gross asset value of property contributed by another original limited partner. The 160,000 Common Limited Partner Units owned by such limited partner were transferred to The Irvine Company in June 1996. Includes $2,000,000 representing the contribution made by Thompson Residential Company, Inc. ("TRC"), which interest was acquired from TRC in June 1999. [sentence re TRC units].

(5) These Common Limited Partner Units were issued in accordance with Section 4.3.B of the Prior Agreement prior to June 1, 1996 and were transferred to TIC Investment Company B in June 1996 when it was admitted as a Substituted Limited Partner.

(6) Of which $24,457,500 was contributed pursuant to Section 4.5.G and 4.5.H for 1,500,000 Common Limited Partner Units in connection with the August 1995 offering of REIT Shares and $42,626.25 was deemed contributed pursuant to Section 4.8.A.(4) of the Prior Agreement for 2,105 Common Limited Partner Units. All such Units were issued prior to June 1, 1996 and were transferred to TIC Investment Company A in June 1996 when it was admitted as a Substituted Limited Partner.

(7) Of which $30,000,337.50 and $36,332,695.64 was contributed pursuant to Sections 4.5.G and 4.5.H for 1,490,700 Common Limited Partner Units and 1,394,194 the Common Limited Partner Units, respectively, in connection with the July 1996 and February 1997 offerings, respectively, of REIT Shares and $1,093,874.1925 was deemed contributed pursuant to Section 4.8.A(4) of the Prior Agreement for 40,905 Common Limited Partner Units.

(8) These Common Limited Partner Units were issued in accordance with Section 4.3.B of the Prior Agreement. TIC Investment Company D was admitted as an Additional Limited Partner in July 1996. With respect to three of the transactions (representing 824,932 of the Common Limited Partner Units and $24,430,000 of the Gross Asset Value of Contributed Property) a portion of the

      Common Limited Partner Units issued in each transaction are subject to return and cancellation if the Apartment Community Project to be constructed on the land site does not achieve a 10% unleveraged return on costs for the first year following stabilized occupancy.

(9) SVC was admitted as an Additional Common Limited Partner in December, 1997 in connection with the closing under the Contribution Agreement dated November 25, 1997 between SVC and the Partnership.

(10) Represents (i) in the case of the General Partner and a Common Limited Partner, their Junior Percentage Interest and (ii) in the case of a Preferred Limited Partner, its Percentage Interest in such series.

(11) IAC Capital Trust was admitted as a Preferred Limited Partner on January 20, 1998.

(12) Goldman Sachs 1998 Exchange Place Fund, L.P. (formerly known as Greenstreet 1998 Exchange Fund, L.P.) was admitted as a Preferred Limited Partner on November 12, 1998.

                                    EXHIBIT B

                 FORM OF COMMON LIMITED PARTNER UNIT CERTIFICATE



         THE COMMON LIMITED PARTNER INTERESTS EVIDENCED BY THIS CERTIFICATE ARE SECURITIES GOVERNED BY DIVISION 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE. THE COMMON LIMITED PARTNER INTERESTS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IRVINE APARTMENT COMMUNITIES, L.P. DATED JUNE __, 1999, AS MAY BE AMENDED FROM TIME TO TIME (THE "PARTNERSHIP AGREEMENT") A COPY OF WHICH MAY BE OBTAINED FROM IRVINE APARTMENT COMMUNITIES LLC, GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.



Certificate Number                                        Number of Common
                                                          Limited Partner Units

_________                                                      ________


                       IRVINE APARTMENT COMMUNITIES, L.P.
                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE


This Certifies that  _____________________________________

is the owner of  _________________________________________



                   FULLY PAID COMMON LIMITED PARTNER UNITS OF

IRVINE APARTMENT COMMUNITIES, L.P., transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Common Limited Partner Units represented hereby are issued and shall be held subject to all of the provisions of the Partnership Agreement as the same may be amended and/or supplemented from time to time.

IN WITNESS WHEREOF, IRVINE APARTMENT COMMUNITIES LLC, general partner, has signed this Certificate this __ day of __________, 199_.




                              IRVINE APARTMENT COMMUNITIES LLC,
                              as general partner of Irvine Apartment
                              Communities, L.P.

                              By:
                                  --------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT C

                       IRVINE APARTMENT COMMUNITIES, L.P.
                             DESIGNATION INSTRUMENT
                                   PURSUANT TO
                         THE SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                      OR IRVINE APARTMENT COMMUNITIES, L.P.

                        DESIGNATION OF THE VOTING POWERS,
                          DESIGNATIONS, PREFERENCES AND
                      RELATIVE, PARTICIPATING, OPTIONAL OR
                    OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS OR RESTRICTIONS OF THE
                    SERIES A PREFERRED LIMITED PARTNER UNITS

     FIRST: Pursuant to authority expressly vested in the General Partner of the Partnership pursuant to Section 4.5.F of the Agreement, the General Partner hereby classifies 6,900,000 Preferred Limited Partner Units of the Partnership into a series designated the Series A Preferred Limited Partner Units and provides for the issuance of such Preferred Limited Partner Units. This instrument constitutes a Designation Instrument under the Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

     SECOND: The terms of the Series A Preferred Limited Partner Units established by this Designation Instrument are as follows:

     SECTION 1. Designation and Amount. The series of Preferred Limited Partner Units shall be designated the "Series A Preferred Limited Partner Units" and the authorized number of Partnership Units constituting such series shall be 6,900,000.

     SECTION 2. Stated Value. The stated value of the Series A Preferred Limited Partner Units shall be $25.00 per Unit (the "STATED VALUE").

     SECTION 3. Distributions. (a) Subject to the rights of holders of any series of Preferred Limited Partner Units which the Partnership may issue in the future which rank on a parity with the Series A Preferred Limited Partner Units in respect of distributions, the holders of outstanding Series A Preferred Limited Partner Units will be entitled to receive, when, as and if declared by the

Partnership acting through the General Partner out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8 1/4% of the Stated Value. Distributions will be cumulative, will accrue from January 20, 1998, the original issue date of the Series A Preferred Limited Partner Units, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each a "SERIES A DISTRIBUTION PAYMENT DATE") of each year, commencing on March 31, 1998. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any Series A Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such Series A Distribution Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Series A Distribution Payment Date. Each such distribution will be payable to the holders of record of the Series A Preferred Limited Partner Units as they appear on the books of the Partnership or any transfer agent for the Series A Preferred Limited Partner Units on such record dates selected by the General Partner, not less than 1O nor more than 50 days preceding the applicable Series A Distribution Payment Date; provided that so long as the Series A Preferred Limited Partner Units are owned by IAC Capital Trust, the General Partner shall establish record dates with respect to the Series A Preferred Limited Partner Units that shall coincide with the record dates established with respect to the 8 1/4% Series A REIT Trust Originated Preferred Securities of IAC Capital Trust (the "SERIES A PREFERRED SECURITIES").

         (b) Distributions on the Series A Preferred Limited Partner Units shall accrue on a daily basis commencing on the date of original issuance of the Series A Preferred Limited Partner Units, will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued distributions will accumulate, to the extent not paid, as of the Series A Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

         (c) So long as any Series A Preferred Limited Partner Units are outstanding, no distribution shall be paid or declared on or with respect to the Common Limited Partner Units or the General Partner Units or any other series of outstanding Preferred Limited Partner Units ranking junior as to the payment of distributions to the Series A Preferred Limited Partner Units, nor shall any sum or sums be set aside for or applied to the purchase or redemption of the Series A Preferred Limited Partner Units or any other series of outstanding Preferred Limited Partner Units or the purchase, redemption or other acquisition for value of any Common Limited Partner Units, General Partner Units or Preferred Limited Partner Units of any series ranking junior to the Series A Preferred Limited Partner Units as to the payment of distributions unless, in each case, full cumulative distributions accumulated on all Series A Preferred Limited Partner Units and all other series of outstanding Preferred Limited Partner Units ranking on a parity with the Series A Preferred Limited Partner Units as to the payment of distributions have been paid in full, provided that the foregoing will not prohibit distributions payable solely in Common Limited Partner Units, the General Partner Units or Preferred Limited Partner Units of a series ranking junior to the Series A Preferred Limited Partner Units as to the payment of distributions, the exchange of Common Limited Partner Units for REIT Shares in accordance with Section 8.6 of the Agreement, the repurchase of Common Limited Partner Units in connection with the exercise by the holders thereof of the Cash Tender rights set forth in Section 8.6 of the Agreement, the exchange of Common Limited Partner Units for General Partner Units as provided in the Agreement or the repayment, return, forfeiture and cancellation of Common Limited Partner Units issued in connection with land acquisitions by the Partnership as and to the extent provided pursuant to the purchase or other acquisition agreement relating to any such acquisition. When distributions have not been paid in full upon the Series A Preferred Limited Partner Units on the applicable Series A Distribution Payment Date (or a sum sufficient for such full payment is not set apart therefor), all distributions declared and paid on the Series A Preferred Limited Partner Units and any other series of outstanding Preferred Limited Partner Units ranking on a parity with the Series A Preferred Limited Partner Units as to the payment of distributions shall be declared and paid so that the amount of distributions declared and paid on the Series A Preferred Limited Partner Units and such other series of Preferred Limited Partner Units shall in a cases bear to each other the same ratio that the respective distribution rights of the Series A Preferred Limited Partner Units and such other series of Preferred Limited Partner Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other series of Preferred Limited Partner Units do not have cumulative distribution Tights) bear to each other.

         (d) The holders of outstanding Series A Preferred Limited Partner Units will be entitled to receive, when, as and if declared by the Operating Partnership acting through the General Partner out of funds legally available therefor, such cash distributions, in addition to those described in Sections 3(a) through (c), that may be necessary to preserve the status of IAC Capital Trust as a real estate investment trust for federal income tax purposes.

         (e) Holders of Series A Preferred Limited Partner Units shall not be entitled to any distributions whether payable in cash, property or otherwise, in excess of the full cumulative distributions as herein provided. Distributions with respect to the dissolution, liquidation, winding-up or termination of the Partnership shall be governed by Section 4 hereof.

         SECTION 4. Liquidation. Subject to the rights of the holders of any other series of Preferred Limited Partner Units which the Partnership may issue in the future which rank on a parity with the Series A Preferred Limited Partner Units upon any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Partnership, the holders of the Series A Preferred Limited Partner Units will be entitled to receive upon any such dissolution, liquidation, winding-up or termination of the Partnership out of the assets of the Partnership legally available for distribution, after payment or provision for payment of debts and other liabilities of the Partnership, an amount per Series A Preferred Limited Partner Unit equal to the Stated Value, plus accumulated and unpaid distributions thereon to the date of payment (the "SERIES A LIQUIDATION PREFERENCE AMOUNT") and no more. If, upon any such liquidation, dissolution, winding-up or termination, there are insufficient assets to permit full payment to the holders of Series A Preferred Limited Partner Units and any other series of outstanding Preferred Limited Partner Units ranking on a parity upon liquidation, dissolution, winding-up or termination of the Partnership with the Series A Preferred Limited Partner Units, the holders of Series A Preferred Limited Partner Units and such other series of Preferred Limited Partner Units shall be paid ratably in proportion to the fall distributable amount to which holders of Series A Preferred Limited Partner Units and such other series of Preferred Limited Partner Units are respectively entitled upon liquidation, dissolution, winding-up or termination. The full preferential amount payable to holders of the Series A Preferred Limited Partner Units and such other series of outstanding Preferred Limited Partner Units upon any such liquidation, dissolution, winding-up or termination will be paid in full before any distribution or payment is made to the holders of General Partner Units, Common Limited Partner Units and Preferred Limited Partner Units of any series ranking junior to the Series A Preferred Limited Partner Units upon liquidation, dissolution, winding-up or termination of the Partnership. The consolidation or merger of the Partnership with or into any corporation, trust, partnership or other entity (or of any corporation, trust, partnership or entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution, winding-up or termination of the Partnership.

         SECTION 5. Stated Maturity and Redemption. (a) The Series A Preferred Limited Partner Units shall mature and the Stated Value thereof shall be due and payable on December 31, 2092 (the "STATED MATURITY DATE") whether or not the term of the Partnership is extended. On the Stated Maturity Date the holders of

Series A Preferred Limited Partner Units shall be entitled to receive, upon surrender of their certificates for the Series A Preferred Limited Partner Units, out of funds legally available for distribution an amount in cash equal to the Stated Value per Series A Preferred Limited Partner Unit, plus accumulated and unpaid distributions thereon to the date of payment (the "STATED MATURITY PRICE") and no more.

         (b) Except in the case of a Tax Event or Investment Company Act Event (each as defined in Section 4(c) below), the Series A Preferred Limited Partner Units may not be redeemed prior to December 31, 2002. On or after such date the Partnership shall have the right to redeem the Series A Preferred Limited Partner Units, in whole or in part, from time to time, upon notice as provided in Section 4(d) below, at a redemption price equal to the Stated Value per Series A Preferred Limited Partner Unit plus, subject to Section 5(g) hereof, accumulated and unpaid distributions to the date of payment (the "SERIES A REDEMPTION PRICE"), provided that the Partnership may not redeem fewer than all the outstanding Series A Preferred Limited Partner Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Limited Partner Units for all quarterly distributions periods ending on or prior to the date of redemption.

         (c) If, at any time prior to December 31, 2002, a Tax Event or Investment Company Event (each, a "SPECIAL EVENT") shall occur and be continuing, the Partnership shall have the right to redeem the Series A Preferred Limited Partner Units in whole but not in part at the Series A Redemption Price, provided, however, that, if at the time there is available to the Partnership or IAC Capital Trust the opportunity to eliminate, within a 90-day period, the Special Event by taking some ministerial action (collectively, "MINISTERIAL ACTIONS"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which in the sole judgment of the General Partner has or will cause no adverse effect on IAC Capital Trust, the Partnership, Irvine Apartment Communities or the holders of the Series A Preferred Securities and will involve no material cost, the Partnership and IAC Capital Trust will pursue such measure in lieu of such redemption, provided further, that the Partnership shall have no right to redeem the Series A Preferred Limited Partner Units while the Partnership or the Regular Trustees (as defined in the Declaration of Trust) on behalf of IAC Capital Trust are pursuing any such Ministerial Action. The Partnership shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Series A Preferred Limited Partner Units in whole for cash at the Series A Redemption Price as provided in Section 5(b) within 90 days following the occurrence of such Special Event (subject to extension for the number of days Ministerial Actions are pursued).

         "INVESTMENT COMPANY EVENT" means that the Partnership and the Regular Trustees of IAC Capital Trust shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 ACT"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority (a "CHANGE IN 1940 ACT LAW"), there is more than an insubstantial risk that IAC Capital Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after January 14, 1998.

         "TAX EVENT" means that the Partnership and the Regular Trustees of IAC Capital Trust shall have received an opinion of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that IAC Capital Trust does not qualify, or within 90 days of the date of such opinion would no longer qualify, as a REIT under the Code and Regulations for any reason whatsoever, provided that a Tax Event shall not include the voluntary election by the Regular Trustees and/or the holders of the Common Securities (as defined in the Declaration of Trust) of IAC Capital Trust to terminate IAC Capital Trust's status as a real estate investment trust for Federal income tax purposes.

         (d) The Partnership will provide notice of any redemption of the Series A Preferred Limited Partner Units to the holders of record thereof not less than 30 nor more than 60 days prior to the date of redemption and in the case of a mandatory repayment of the Series A Preferred Limited Partner Units on the Stated Maturity Date will provide notice of such repayment not less than 30 nor more than 60 days prior to the Stated Maturity Date. Such notice shall be provided by mailing notice of such redemption or mandatory repayment, first class postage prepaid, to each holder of Series A Preferred Limited Partner Units to be redeemed or to all holders in the event of mandatory repayment on the Stated Maturity Date, at such holder's address as it appears on the transfer records of the Partnership. Each such notice shall state, as appropriate, the following:

                  (i) the redemption date or the Stated Maturity Date;

                  (ii) the Series A Redemption Price or the Stated Maturity
         Price;

                  (iii) the place or places where certificates for the Series A Preferred Limited Partner Units may be surrendered for payment;

                  (iv) the number of the Series A Preferred Limited Partner Units to be redeemed from each holder;

                  (v) that payment of the Series A Redemption Price or the Stated Maturity Price will be made upon presentation and surrender of such Series A Preferred Limited Partner Units; and

                  (vi) that on or after the Stated Maturity Date or the redemption date distributions on the Series A Preferred Limited Partner Units to be redeemed or repaid will cease to accrue.

No failure to give or defect in a notice of redemption shall affect the validity of the proceedings for redemption of any Series A Preferred Limited Partner Units except as to the holder to which notice was defective or not given.

         (e) If notice (which notice will be irrevocable) has been given as provided above then, by 12:00 noon, New York City time, on the redemption date or the Stated Maturity Date, as the case may be, the Partnership will deposit irrevocably in trust for the benefit of the Series A Preferred Limited Partner Units being redeemed or repaid funds sufficient to pay the applicable Series A Redemption Price or Stated Maturity Price, as the case may be, and will give irrevocable instructions and authority to pay such Series A Redemption Price or Stated Maturity Price, as the case may be, to the holders of the Series A Preferred Limited Partner Units entitled thereto. If notice shall have been given as provided above and funds deposited as required, then upon the date of such deposit, distributions will cease to accrue on the Series A Preferred Limited Partner Units called for redemption or to be repaid, as the case may be, such Series A Preferred Limited Partner Units will not longer be deemed to be outstanding and all rights of holders of such Series A Preferred Limited Partner Units so called for redemption or to be repaid, as the case may be, will cease, except the right of the holders of such Series A Preferred Limited Partner Units to receive the applicable Series A Redemption Price or Stated Maturity Price, as the case may be, but without interest thereon. If the Stated Maturity Date or any date fixed for redemption of Series A Preferred Limited Partner Units is not a Business Day, then payment of the Series A Redemption Price or the Stated Maturity Price, as the case may be, payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Stated Maturity Date or such date fixed for redemption. If payment of the Series A Redemption Price or the Stated Maturity Price, as the case may be, in respect of the Series A Preferred Limited Partner Units is improperly withheld or refused and not paid by the Partnership, distributions on such Series A Preferred Limited Partner Units will continue to accumulate from the original redemption date or the Stated Maturity Date, as the case may be, to the date of payment, in which case the actual payment date will be used for purposes of calculating the applicable Series A Redemption Price or the Stated Maturity Price, as the case may be. If fewer than all of the Series A Preferred Limited Partner Units are to be redeemed, the General Partner shall select Series A Preferred Limited Partner Units to be redeemed by lot or pro rata (as nearly as practicable without creating fractional units) or in some other equitable manner determined by the General Partner in its sole discretion. Upon presentation of any certificate for Series A Preferred Limited Partner Unit redeemed in part only, the Partnership shall execute and deliver, at the expense of the Partnership, a new certificate equal to the unredeemed portion of the Certificate so presented.

         (f) In the event of any redemption of Series A Preferred Limited Partner Units in part, the Partnership shall not be required to (i) issue, register the transfer of or exchange any Series A Preferred Limited Partner Units during a period beginning at the opening of business 15 days before any selection for redemption of Series A Preferred Limited Partner Units and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Series A Preferred Limited Partner Units to be redeemed and (ii) register the transfer of or exchange any Series A Preferred Limited Partner Units so selected for redemption, in whole or in part, except the unredeemed portion of any Series A Preferred Limited Partner Units being redeemed in part.

         (g) The Series A Preferred Limited Partner Units do not have the benefit of any sinking fund.

         (h) Notwithstanding any other provision of this Section 5, the Series A Redemption Price (other than the portion thereof consisting of accumulated and unpaid distributions) shall be payable solely out of the sales proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional capital contribution in accordance with Section 4.5.E of the Agreement, or the sale proceeds of Limited Partner Interests and from no other source, it being understood that this Section 5(h) shall not be applicable to payment of the Series A Liquidation Preference Amount or the Stated Maturity Price.

         SECTION 6. Voting Rights. (a) Except as provided in Section 6(b) hereof or as otherwise required by law and the Agreement, holders of Series A Preferred Limited Partner Units shall not be entitled to vote on any matter. In any matter in which the Series A Preferred Limited Partner Units are entitled to vote, each Series A Preferred Limited Partner Unit shall be entitled to one vote.

         (b) If any proposed amendment or modification of the Agreement would materially and adversely affect the powers, special rights, preferences or privileges of the Series A Preferred Limited Partner Units, then the holders of outstanding Series A Preferred Limited Partner Units shall be entitled to vote on such amendment or modification as a class, and such amendment or modification shall not be effective except with the approval of holders of at least 66 2/3% of the outstanding Series A Preferred Limited Partner Units, voting as a single class; provided, however, that any such amendment or modification that would authorize, create or issue any additional series of Preferred Limited Partner Units ranking on a parity with or junior to the Series A Preferred Limited Partner Units as to distributions or upon liquidation, dissolution, winding-up or termination of the Partnership shall not be deemed to materially and adversely effect such powers, special rights, preferences or privileges; and, provided, further, that prior to December 31, 2002, any amendment or modification to the definition of Tax Event shall be deemed to materially and adversely affect such powers, special rights, preferences and privileges.

         SECTION. 7. Restrictions on Ownership and Transfer. The Series A Preferred Limited Partner Units shall be owned and held solely by IAC Capital Trust and, in addition to the restrictions on Transfer set forth in the Agreement, the Series A Preferred Limited Partner Units may not be Transferred in whole or in part, and no interest therein may be transferred, pledged, assigned or otherwise disposed of, except to a successor of IAC Capital Trust pursuant to and in accordance with the Declaration of Trust.

         SECTION 8. Ranking. The Series A Preferred Limited Partner Units rank with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the Partnership (i) senior to the General Partner Units and the Common Limited Partner Units and (ii) on a parity with a other series of Preferred Limited Partner Units issued by the Partnership unless the terms of such other series specifically provide that such other series ranks junior to the Series A Preferred Limited Partner Units.

         SECTION 9. Miscellaneous. (a) The Series A Preferred Limited Partner Units are not convertible into or exchangeable for any other property or securities of the Partnership or the General Partner.

         (b) The form of certificate for the Series A Preferred Limited Partner Units is attached hereto as Annex I.

         (c) In the event the Partnership or any of its subsidiaries purchases outstanding Series A Preferred Securities by tender, in the open market or by private agreement in accordance with the terms thereof, the Partnership may deliver, or cause to be delivered, to the Property Trustee (as defined in the Declaration of Trust) for cancellation the Series A Preferred Securities so purchased and, if so delivered, the Property Trustee as the registered owner of the series of Preferred Limited Partner Units with substantially similar economic terms shall promptly deliver to the Partnership for cancellation an equal number of such series of Preferred Limited Partner Units and such Preferred Limited Partner Units so cancelled shall no longer be deemed outstanding. In such event, the Partnership shall deliver to the Property Trustee a new certificate for the Preferred Limited Partner Units of such series which remain outstanding.

         IN WITNESS WHEREOF, the General Partner has executed this Designation Instrument as of this 20th, day of January, 1998 and the Agreement is hereby amended pursuant to Section 4.5.F thereof.

                                    IRVINE APARTMENT COMMUNITIES, INC., in its capacity as general partner of Irvine Apartment Communities, L.P.

                                    By:
                                       -------------------------------------
                                       Name:  James E. Mead
                                       Title: Senior Vice President and
                                              Chief Financial Officer

                                                                      ANNEX I

                                FORM OF SERIES A
                   PREFERRED LIMITED PARTNER UNIT CERTIFICATE

THIS CERTIFICATE AND THE SERIES A PREFERRED LIMITED PARTNER INTERESTS EVIDENCED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IRVINE APARTMENT COMMUNITIES, L.P. DATED JANUARY 20,1998, AS AMENDED (THE "PARTNERSHIP AGREEMENT") AND THE DESIGNATION INSTRUMENT REFERRED TO BELOW, COPIES OF WHICH MAY BE OBTAINED FROM IRVINE APARTMENT COMMUNITIES, INC., GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

                                                    Number of
                                               Series A Preferred
         Certificate Number                   Limited Partner Units

           -----------                             -------------

                       IRVINE APARTMENT COMMUNITIES, L.P.
                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that THE BANK OF NEW YORK, as Property Trustee under that certain Amended and Restated Declaration of Trust dated as of January 20, 1998 of IAC Capital Trust is the registered owner of ___________


             FULLY PAID SERIES A PREFERRED LIMITED PARTNER UNITS OF

IRVINE APARTMENT COMMUNITIES, L.P., transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate property endorsed. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Limited Partner Units are set forth in, and this certificate and the Series A Preferred Limited Partner Units represented hereby are issued and shall be subject to the terms and provisions of, the Partnership Agreement as the same may be amended, modified, supplemented or restated from time to time, including the designation of the terms of the Series A Preferred Limited Partner Units as set forth in Exhibit E thereto.

In Witness Whereof, Irvine Apartment Communities, Inc., general partner, has signed this Certificate this 20th day of January, 1998.

                               IRVINE APARTMENT COMMUNITIES, INC.,
                               as general partner of
                               Irvine Apartment Communities, L.P.

                               By:
                                  ------------------------------------------
                                  Name:   James Mead
                                  Title:  Senior Vice President, Chief Financial
                                          Officer and Secretary

                                    EXHIBIT D

                       IRVINE APARTMENT COMMUNITIES, L.P.
                             DESIGNATION INSTRUMENT
                                   PURSUANT TO
                         THE SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                      OR IRVINE APARTMENT COMMUNITIES, L.P.

                        DESIGNATION OF THE VOTING POWERS,
                          DESIGNATIONS, PREFERENCES AND
                      RELATIVE, PARTICIPATING, OPTIONAL OR
                    OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS OR RESTRICTIONS OF THE
                    SERIES B PREFERRED LIMITED PARTNER UNITS

     FIRST: Pursuant to authority expressly vested in the General Partner of the Partnership pursuant to Section 4.5.F of the Partnership Agreement, the General Partner hereby classifies 2,000,000 Preferred Limited Partner Interests of the Partnership into a series designated the Series B Preferred Limited Partner Units and provides for the issuance of such Series B Preferred Limited Partner Units. This instrument constitutes a Designation Instrument under the Partnership Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Partnership Agreement.

     SECOND: The terms of the Series B Preferred Limited Partner Units established by this Designation Instrument we as follows:

     SECTION 1. Designation and Amount. The series of Preferred Limited Partner Interests shall be designated the "Series B Preferred Limited Partner Units" and the authorized number of Partnership Units constituting such series shall be 2,000,000.

     SECTION 2. Stated Value. The stated value of the Series B Preferred Limited Partner Units shall be $25.00 per unit (the "Stated Value").

     SECTION 3. Distributions. (a) Subject to the rights of holders of any series of Preferred Limited Partner Units which the Partnership may issue in the future which rank on a parity with the Series B Preferred Limited Partner Units in respect of distributions, the holders of outstanding Series B Preferred Limited Partner Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8.75% of the Stated Value. Distributions will be cumulative, will accrue from November 12, 1998, the original issue date of the Series B Preferred Limited Partner Units, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each a "SERIES B DISTRIBUTION PAYMENT DATE") of each year, commencing on December 31,1998. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any Series B Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such Series B Distribution Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Series B Distribution Payment Date. Each such distribution will be payable to the holders of record of the Series B Preferred Limited Partner Units as they appear on the books of the Partnership or any transfer agent for the Series B Preferred Limited Partner Units on such record dates selected by the General Partner, not less than 10 nor more than 50 days preceding the applicable Series B Distribution Payment Date.

     (b) Distributions on the Series B Preferred Limited Partner Units shall accrue on a daily basis commencing on the date of original issuance of the Series B Preferred Limited Partner Units, will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued distributions will accumulate, to the extent not paid, as of the Series B Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

     (c) So long as any Series B Preferred Limited Partner Units are outstanding, no distribution shall be paid or declared on or with respect to the Common Limited Partner Interests or the General Partner Interests or any other series of outstanding Preferred Limited Partner Interests ranking junior as to the payment of distributions to the Series B Preferred Limited Partner Units, nor shall any sum or sums be set aside for or applied to the purchase or redemption of the Series B Preferred Limited Partner Units or any other series of outstanding

Preferred Limited Partner Interests or the purchase, redemption or other acquisition for value of any Common Limited Partner Interests, General Partner Interests or Preferred Limited Partner Interests of any series ranking junior to the Series B Preferred Limited Partner Units as to the payment of distributions unless, in each case, full cumulative distributions accumulated on all Series B Preferred Limited Partner Units and all other series of outstanding Preferred Limited Partner Interests ranking on a parity with the Series B Preferred Limited Partner Units as to the payment of distributions have been paid in full, provided that the foregoing will not prohibit distributions payable solely in Common Limited Partner Interests, the General Partner Interests or Preferred Limited Partner Interests of a series ranking junior to the Series B Preferred Limited Partner Units as to the payment of distributions, the exchange of Common Limited Partner Interests for REIT Shares in accordance with Section 8.6 of the Partnership Agreement, the repurchase of Common Limited Partner Interests in connection with the exercise by the holders thereof of the Cash Tender rights set forth in Section 8.6 of the Partnership Agreement, the exchange of Common Limited Partner Interests for General Partner Interests as provided in the Partnership Agreement or the repayment, return, forfeiture and cancellation of Common Limited Partner Interests issued in connection with land acquisitions by the Partnership as and to the extent provided pursuant to the purchase or other acquisition agreement relating to any such acquisition. When distributions have not been paid in full upon the Series B Preferred Limited Partner Units on the applicable Series B Distribution Payment Date (or a sum sufficient for such full payment is not set apart therefor), all distributions declared and paid on the Series B Preferred Limited Partner Units and any other series of outstanding Preferred Limited Partner Interests ranking on a parity with the Series B Preferred Limited Partner Interests as to the payment of distributions shall be declared and paid so that the amount of distributions declared and paid on the Series B Preferred Limited Partner Units and such other series of Preferred Limited Partner Interests shall in all cases bear to each other the same ratio that the respective distribution rights of the Series B Preferred Limited Partner Units and such other series of Preferred Limited Partner Interests (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other series of Preferred Limited Partner Interests do not have cumulative distribution rights) bear to each other.

     (d) Holders of Series B Preferred Limited Partner Units shall not be entitled to any distributions whether payable in cash, property or otherwise, in excess of the full cumulative distributions as herein provided. Distributions with respect to the dissolution, liquidation, winding-up or termination of the Partnership shall be governed by Section 4 hereof.

     SECTION 4. Liquidation. Subject to the rights of the holders of any other series of Preferred Limited Partner Units which the Partnership may issue in the future which rank on a parity with the Series B Preferred Limited Partner Units, upon any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Partnership, the holders of the Series B Preferred Limited Partner Units will be entitled to receive upon any such dissolution, liquidation, winding-up or termination of the Partnership out of the assets of the Partnership legally available fox distribution, after payment or provision for payment of debts and other liabilities of the Partnership, an amount per Series B Preferred Limited Partner Unit equal to the Capital Account thereof (the "Series B Liquidation Preference Amount") and no more. If, upon any such liquidation, dissolution, winding-up or termination, there are insufficient assets to permit full payment to the holders of Series B Preferred Limited Partner Units and any other series of outstanding Preferred Limited Partner Interests ranking on a parity upon liquidation, dissolution, winding-up or termination of the Partnership with the Series B Preferred Limited Partner Units, the holders of Series B Preferred Limited Partner Units and such other series of Preferred Limited Partner Interests shall be paid ratably in proportion to the full distributable amount to which holders of Series B Preferred Limited Partner Interests and such other series of Preferred Limited Partner Interests are respectively entitled upon liquidation, dissolution, winding-up or termination. The full preferential amount payable to holders of the Series B Preferred Limited Partner Interests and such other series of outstanding Preferred Limited Partner Interests upon any such liquidation, dissolution, winding-up or termination will be paid in full before any distribution or payment is made to the holders of General Partner Interests, Common Limited Partner Interests and Preferred Limited Partner Interests of any series ranking junior to the Series B Preferred Limited Partner Units upon liquidation, dissolution, winding-up or termination of the Partnership. The consolidation or merger of the Partnership with or into any corporation, trust, partnership or other entity (or of any corporation, trust, partnership or entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution, winding-up or termination of the Partnership.

     SECTION 5. Redemption. (a) The Series B Preferred Limited Partner Units may not be redeemed prior to November 12, 2003. On or after such date the Partnership shall have the right to redeem the Series B Preferred Limited Partner Units, in whole or in part, from time to time, upon notice as provided in Section 5(b) below, at a redemption price equal to the Stated Value per Series B Preferred Limited Partner Unit plus accumulated and unpaid distributions to the date of payment (the "Series B Redemption Price"), provided that the Partnership may not redeem fewer than all the outstanding Series B Preferred Limited Partner Units unless all accumulated and unpaid distributions have been paid on all Series

B Preferred Limited Partner Units for all quarterly distribution periods ending on or prior to the date of redemption.

     (b) The Partnership will provide notice of any redemption of the Series B Preferred Limited Partner Units to the holders of record thereof not less than 30 nor more than 60 days prior to the date of redemption. Such notice shall be provided by sending notice of such redemption, by (i) fax and (ii) certified mail postage prepaid, to each holder of Series B Preferred Limited Partner Units to be redeemed, at such holder's address as it appears on the transfer records of the Partnership. Each such notice shall state, as appropriate, the following:

                  (i)  the redemption date;

                  (ii) the Series B Redemption Price;

                  (iii the place or places where certificates for the Series B Preferred Limited Partner Units may be surrendered for payment;

                  (iv) the number of the Series B Preferred Limited Partner Units to be redeemed from each holder;

                  (v) that payment of the Series B Redemption Price will be made upon presentation and surrender of such Series B Preferred Limited Partner Units; and

                  (vi) that on or after the redemption date distributions on the Series B Preferred Limited Partner Units to be redeemed will cease to accrue.

No failure to give, or defect in, a notice of redemption shall affect the validity of the proceedings for redemption of any Series B Preferred Limited Partner Units except as to the bolder to which notice was, defective or not given.

     (c) If notice (which notice will be irrevocable) has been given as provided above then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series. B Preferred Limited Partner Units being redeemed funds sufficient to pay the applicable Series B Redemption Price and will give irrevocable instructions and authority to pay such Series B Redemption Price to the holders of the Series B Preferred Limited Partner Units entitled thereto. If notice shall have been given provided above and funds deposited as required, then upon the date of such deposit, distributions will cease to accrue on the Series B Preferred Limited Partner Units called for redemption, such Series B Preferred Limited Partner ,will no longer be deemed to be outstanding and all rights of holders of such Series

B Preferred Limited Partner Units so called for redemption will cease, except the right of the holders of such Series B Preferred Limited Partner Units to receive the applicable Series B Redemption Price but without interest thereon. If any date fixed for redemption of Series B Preferred Limited Partner Units is not a Business Day, then payment of the Series B Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series B Redemption Price in respect of the Series B Preferred Limited Partner Units is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Limited Partner Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be used for purposes of calculating the applicable Series B Redemption Price. If fewer than all of the Series B Preferred Limited Partner Units are to be redeemed, the General Partner shall select Series B Preferred Limited Partner Units to be redeemed by lot or pro rata (as nearly as practicable without creating fractional units) or in some other equitable manner determined by the General Partner in its sole discretion. Upon presentation of any certificate for Series B Preferred Limited Partner Unit redeemed in part only, the Partnership shall execute and deliver, at the expense of the Partnership, a new certificate equal to the unredeemed portion of the Certificate so presented.

     (d) In the event of any redemption of Series B Preferred Limited Partner Units in part, the Partnership shall not be required to (i) issue, register the transfer of or exchange any Series B Preferred Limited Partner Units during a period beginning at the opening of business 15 days before any selection for redemption of Series B Preferred Limited Partner Units and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Series B Preferred Limited Partner Units to be redeemed and (ii) register the transfer of or exchange any Series B Preferred Limited Partner Units so selected for redemption, in whole or in part, except the unredeemed portion of any Series B Preferred Limited Partner Units being redeemed in part.

     (e) The Series B Preferred Limited Partner Units do not have the benefit of any sinking fund.

     (f) Notwithstanding any other provision of this Section 5, the Series B Redemption Price (other than the portion thereof consisting of accumulated and unpaid distributions) shall be payable solely out of the sales proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional capital contribution in accordance with Section 4.5.E of the Partnership Agreement, or the sale proceeds of Limited Partner Interests and from no other source, it being understood that this Section 5(g) shall not be applicable to payment of the Series B Liquidation Preference Amount.

     SECTION 6. Voting Rights. (a) Except as provided in Section 6(g) hereof or as otherwise required by law and the Partnership Agreement, holders of Series B Preferred Limited Partner Units shall not be entitled to vote on any matter. In any matter in which the Series B Preferred Limited Partner Units are entitled to vote, each Series B Preferred Limited Partner Unit shall be entitled to one vote.

     (b) So long as any Series B Preferred Limited Partner Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least 66-2/3% of the Series B Preferred Limited Partner Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Preferred Limited Partner Interests ranking prior to the Series B Preferred Limited Partner Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up, or reclassify any Partnership Interests of the Partnership into any such Preferred Limited Partner Interests, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Preferred Limited Partner Interests on a parity, with the Series B Preferred Limited Partner Units or reclassify any Partnership Interests of the Partnership into any such Preferred Limited Partner Interests or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Preferred Limited Partner Interests but only to the extent such Preferred Limited Partner Interests are issued to an affiliate of the Partnership, other than (x) the General Partner or IAC Capital Trust to the extent the issuance of such interests was to allow the General Partner or IAC Capital Trust to issue corresponding preferred stock or preferred securities lo persons who are not, affiliates of the Partnership or
(y) The Irvine Company or an affiliate of The Irvine Company (provided that the transaction is approved by the Independent Directors Committee of the General Partner's Board of Directors pursuant to Article III, Section 4(c)(ii) of the General Partner's bylaws), or (iii) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity, or amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, this Designation Instrument), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Limited Partner Units or the holders thereof, provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (A) the Partnership is the surviving entity and the Series B Preferred Limited Partner

Units remain outstanding with the terms thereof unchanged, or (B) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series B Preferred Limited Partner Units for other interests in such entity having substantially the same terms and rights as the Series B Preferred Limited Partner Units, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Limited Partner Units; and provided further, that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (1) junior to the Series B Preferred Limited Partner Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (2) on a parity to the Preferred Limited Partner Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interests are not issued to an affiliate of the Partnership other than the General Partner or IAC Capital Trust to the extent the issuance of such Partnership Interests was to allow the General Partner or IAC Capital Trust to issue corresponding preferred stock or preferred securities to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     SECTION 7. Restrictions on Ownership and Transfer. (a) The Series B Preferred Limited Partner Units (i) are being issued in a private placement and
(ii) shall be subject to the restrictions on Transfer set forth in the Partnership Agreement.

     (b) Any Holder of Series B Preferred Limited Partner Units may only Transfer Series B Preferred Limited Partner Units after delivery of an opinion of independent legal counsel familiar with such matters to the effect that such Transfer will not result in the Partnership being treated as an association taxable as a corporation. In addition, no such Transfer may be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

     (c) If Greene Street 1998 Exchange Fund, L.P., as the bolder of Series B Preferred Limited Partner Units (the "FUND"), concludes based on results or projected results that there exists (in the reasonable judgment of the Fund) an imminent and substantial risk that the Fund's interest in the Partnership represents or will represent more the 19.5% of the total profits or capital interests in the Partnership for a taxable year (the "19.5% LIMIT" (determined in accordance with Treasury Regulations Section 1.731-2(c)(4)), then the Fund shall, subject to the limitations in Sections 7(a) and 7(b), be permitted to Transfer so much of its Series B Preferred Limited Partner Units as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit. In the event that the Fund makes such a determination, but is unable to comply with the provisions of Section 7(b), the Fund will be entitled to deliver an Exchange Notice (as defined) with respect to the number of Series B Preferred Limited Partner Units as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit, notwithstanding the fact that the Fund would not otherwise be able to exchange such Series B Preferred Limited Partner Units. The procedures for exchange shall otherwise be as provided in Section 9.

     SECTION 8. Ranking. The Series B Preferred Limited Partner Units rank with respect to distributions and rights upon liquidation, dissolution, winding-up or termination of the Partnership (i) senior to the General Partner Interests and the Common Limited Partner Interests and (ii) on a parity with all other series of Preferred Limited Partner Interests issued by the Partnership unless the terms of such other series specifically provide that such other series ranks junior to the Series B Preferred Limited Partner Units.

     SECTION 9. Exchange Rights.

     (a) Holders' Right to Exchange.

                  (i) Series B Preferred Limited Partner Units will be exchangeable in whole but not in part unless expressly otherwise provided herein at any time on or after November 12, 2008, at the option of 51% of the holders of all outstanding Series B Preferred Limited Partner Units, for authorized but previously unissued Alternative Preferred Securities (as defined in Section 9(e)) at an exchange rate of one Alternative Preferred Security for one Series B Preferred Limited Partner Unit, subject to adjustment as described below, provided that the Series B Preferred Limited Partner Units will become exchangeable at any time, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series B Preferred Limited Partner Units for Alternative Preferred Securities if (x) at any time full distributions shall not have been timely made on any Series B Preferred Limited Partner Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B Preferred Limited Partner Units shall be considered timely made if made within two (2) Business Days after the applicable Series B Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, or (y) upon receipt by a holder or holders of Series B Preferred Limited Partner Units of (A) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the consummation of an identified event in the immediate future will be, a "Publicly Traded Partnership" (a "PTP") within the meaning of Section 7704 of the Code and (B) an opinion rendered by independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Limited Partner Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series B Preferred Limited Partner Units may be exchanged for Alternative Preferred Securities, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series B Preferred Limited Partner Units after November 12, 2001 and prior to November 12, 2008 if such holders of Series B Preferred Limited Partner Units shall deliver to the General Partner either (A) a private letter ruling addressed to such holder(s)of Series B Preferred Limited Partner Units or (B) an opinion of independent counsel familiar with such matters based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that such exchange of the Series B Preferred Limited Partner Units at such earlier time would not cause the Series B Preferred Limited Partner Units to be considered "stock and securities" within the meaning of Section 351(c) of the Code for purposes of determining whether the holder of such Series B Preferred Limited Partner Units is an "investment company" under
         Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series B Preferred Limited Partner Units held by the Fund, if the Fund so determines, may be exchanged in whole or in part for Alternative Preferred Securities if the Fund concludes based on results or projected results that there exists (in the reasonable judgment of the Fund) an imminent and substantial risk that the Fund's interest in the Partnership represents or will exceed the 19.5% Limit.

         (ii) Notwithstanding anything to the contrary set forth in Section 9(a)(i), if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, within ten (10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series B Preferred Limited Partner Units for cash in an amount equal to the Stated Value per Series B Preferred Limited Partner Unit and unpaid distributions to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series B Preferred Limited Partner Units, the number of Series B Preferred Limited Partner Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Limited Partner Units that the total number of Series B Preferred Limited Partner Units held by such holder represents) of the aggregate number of Series B Preferred Limited Partner Units being redeemed.

     (iii) In the event an exchange of all Series B Preferred Limited Partner Units pursuant to Section 9(a) would violate the provisions on ownership limitations of (x) the General Partner set forth in Article Sixth, Section (c)(4) of the Certificate of Incorporation or (y) of IAC Capital Trust set forth in Section 8.2 of the Declaration of Trust, each holder of Series B Preferred Limited Partner Units shall be entitled to exchange, pursuant to the provisions of Section 9(b), a number of Series B Preferred Limited Partner Units which would comply with the provisions on ownership limitations of the General Partner or IAC Capital Trust, as the case may be, and any Series B Preferred Limited Partner Units not so exchanged (the "EXCESS UNITS" shall be redeemed by the Partnership for cash in an amount equal to the Stated Value per Excess Unit, plus any accumulated and unpaid distributions to the date of redemption, subject to any restriction thereon contained in any debt instrument or agreement of the Partnership.

     (b) Procedure for Exchange and/or Redemption of Series B Preferred Limited Partner Units.

     (i) Any exchange shall be exercised pursuant to a notice of exchange (the "EXCHANGE NOTICE" delivered to the General Partner by the Partners representing at least 51% of the outstanding Series B Preferred Limited Partner Units (or by the Fund in the case of an exchange pursuant to the last sentence of Section 9(a)(i) hereof) by (a) fax and (b) certified mail postage prepaid. The General Partner may effect any exchange of Series B Preferred Limited Partner Units, or exercise its option to cause the Partnership to redeem any portion of the Series B Preferred Limited Partner Units for cash pursuant to
           Section 9(a)(ii) or redeem Excess Units pursuant to Section 9(a)(iii), by delivering to each holder of record of Series B Preferred Limited Partner Units, within ten (10) Business Days following receipt of the Exchange Notice, (a) if the General Partner elects to cause the Partnership to acquire any of the Series B Preferred Limited Partner Units then outstanding, (1) certificates representing the Alternative Preferred Securities being issued in exchange for the Series B Preferred Limited Partner Units of such holder being exchanged and (2) a written notice stating (A) the redemption date, which may be the date of such written notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series B Preferred Limited Partner Units are to be surrendered, (D) that distributions on the Series B Preferred Limited Partner Units will cease to accrue on such redemption date and (E) the Alternative Preferred Securities to be delivered, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series B Preferred Limited Partner Units then outstanding in exchange for cash, a Redemption Notice. Series B Preferred Limited Partner Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of Alternative Preferred Securities (with respect to Series B Preferred Limited Partner Units exchanged) or simultaneously with the redemption date (with respect to Series B Preferred Limited Partner Units redeemed). Holders of Series B Preferred Limited Partner Units shall deliver any canceled certificates representing Series B Preferred Limited Partner Units which have been exchanged or redeemed to the office of the General Partner within ten (10) Business Days of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series B Preferred Limited Partner Units to be exchanged for Alternative Preferred Securities pursuant to this Section 9 shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series B Preferred Limited Partner Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of Alternative Preferred Securities pursuant to the exchange shall not be required to be registered under the Securities Act or any state securities laws. Any Alternative Preferred Securities issued pursuant to this Section 9 shall be delivered as shares which are duly authorized, validly issued, fully paid and non assessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Certificate of Incorporation or the by-laws of the General Partner or the Declaration of Trust, as the case may be, the Securities Act and relevant state securities or blue sky laws. The certificates representing the Alternative Preferred Securities issued upon exchange of the Series B Preferred Limited Partner Units shall contain the following legend:

         THIS CERTIFICATE AND THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND

            APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  (ii) In the event of an exchange of Series B Preferred Limited Partner Units for Alternative Preferred Securities, an amount equal to the accumulated and unpaid distributions to the date of exchange on any Series B Preferred Limited Partner Units tendered for exchange shall
         (i) accrue on the Alternative Preferred Securities into which such Series B Preferred Limited Partner Units are exchanged, and (ii) continue to accrue on such Series B Preferred Limited Partner Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series B Preferred Limited Partner Units, (iii) Fractional Alternative Preferred Securities are not to be issued upon exchange but, in lien thereof, the General Partner or IAC, Capital Trust will pay a cash judgment based upon the fair market value of the Alternative Preferred Securities on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner or the Regular Trustee(s) of IAC Capital Trust, as the case may be.

     (c) Adjustment of Exchange Price. In case the General Partner or IAC Capital Trust, as the case may be, shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or IAC Capital Trust's capital securities or sale of all or substantially all of the General Partner's or IAC Capital Trust's assets), in each case as a result of which the Alternative Preferred Securities will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Limited Partner Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Alternative Preferred Securities or fraction thereof into which one Series B Preferred Limited Partner Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction, unless the terms thereof are consistent with the foregoing.

     (d) Definition.

     "ALTERNATIVE PREFERRED SECURITIES" means either (i) previously unissued preferred stock of the General Partner or (ii) previously unissued preferred securities of IAC Capital Trust, at the option of the Partnership, the General Partner and IAC Capital Trust. The Alternative Preferred Securities shall have an aggregate stated value (or similar term), distribution rate and other terms substantially equivalent to those of the Series B Preferred Limited Partner Units.

     SECTION 10. Certificate. The form of certificate for the Series B Preferred Limited Partner Units is attached hereto as Annex 1.

     SECTION 11. Registration Rights. The holders of the Series B Preferred Limited Partner Units (and certain securities issued in exchange therefor) are entitled to the benefits of the Registration Rights Agreement dated as of November 12,1998 among the Partnership, the General Partner, IAC Capital Trust and Greene Street 1998 Exchange Fund, L.P.

     SECTION 12. Allocations. (a) Notwithstanding any other provision of the Partnership Agreement, for each Partnership Year, Partnership items of income and gain shall be specially allocated to the holders of Series B Preferred Limited Partner Units in an amount equal to the lesser of (A) the distributions received by the holders of Series B preferred Limited Partner Units pursuant to
Section 5.1(i) of the Partnership Agreement for such Partnership Year (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Series B Preferred Limited Partner Unit) or (B) an amount equal to (w) Net Income plus (x) Depreciation to the extent deducted in determining Net Income or Net Loss for such period plus (y) extraordinary items (as determined under Generally Accepted Accounting Principles) (other than losses from the disposition of real property) to the extent deducted in determining Net Income or Net Loss for such period plus (z) losses with respect to financing or hedging activities of the Partnership to the extent deducted in determining Net Income or Net Loss for such period.

     (b) Each Tax Item shall be allocated to the holders of Series B Preferred Limited Partner Units in the same manner as its correlative item of "book" income or gain is allocated pursuant to this Section.

     IN WITNESS WHEREOF, the General Partner has executed this Designation Instrument as of this 12th day of November, 1998 and the Partnership Agreement is hereby amended pursuant to Section 4.5.F thereof.

                                     IRVINE APARTMENT COMMUNITIES, INC., in its capacity as sole general partner of Irvine Apartment Communities, L.P.

                                     By: /s/ JAMES E. MEAD
                                         -------------------------------------
                                     Name:  James E. Mead
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Secretary

                                                                      ANNEX I

                                FORM OF SERIES B
                   PREFERRED LIMITED PARTNER UNIT CERTIFICATE

THIS CERTIFICATE AND THE SERIES B PREFERRED LIMITED PARTNER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IRVINE APARTMENT COMMUNITIES, L.P. DATED JANUARY 20, 1998, AS AMENDED (THE "PARTNERSHIP AGREEMENT") AND THE DESIGNATION INSTRUMENT REFERRED TO BELOW, COPIES OF WHICH MAY BE OBTAINED FROM IRVINE APARTMENT COMMUNITIES, INC., GENERAL PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICE.

                                                     Number of
                                                     Series B Preferred
           Certificate Number                        Limited Partner Units

             ------------                             ----------------

                       IRVINE APARTMENT COMMUNITIES, L.P.
                 FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

  This Certifies that _______________ is the registered owner of ______________

             FULLY PAID SERIES B PREFERRED LIMITED PARTNER UNITS OF

IRVINE APARTMENT COMMUNITIES, L.P., transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Limited Partner Units are set forth in, and this certificate and the Series B Preferred Limited Partner Units represented hereby arc issued and shall be subject to the terms and provisions of, the Partnership Agreement as the same may be amended, modified, supplemented or restated from time to time, including the designation of the terms of the Series B Preferred Limited Partner Units as set forth in Exhibit F thereto.

                                       I-2